Exhibit 99.2

PLAN SUPPORT AGREEMENT

THIS PLAN SUPPORT AGREEMENT DOES NOT CONSTITUTE A VOTE TO ACCEPT OR REJECT ANY CHAPTER 11 PLAN OR A SOLICITATION OF VOTES TO ACCEPT OR REJECT ANY CHAPTER 11 PLAN

This PLAN SUPPORT AGREEMENT (as it may be amended or supplemented from time to time in accordance with the terms hereof, and together with, and incorporating herein by reference, all exhibits attached hereto, including the Plan Term Sheet (as defined below), this “Agreement”) is made and entered into as of November 9, 2014, by and among:

(a) KiOR, Inc., a Delaware corporation (“KiOR” or the “Debtor”);

(b) Pasadena Investments, LLC, a Delaware limited liability company (“Pasadena”), as agent and lender under that certain Senior Secured and Superpriority Financing Agreement, dated as of the date hereof, by and between KiOR, as borrower, and Pasadena, as agent and lender, in the form attached as Exhibit A hereto, as amended, restated, supplemented or otherwise modified from time to time (the “DIP Financing Agreement”), to be approved by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to an interim order substantially in the form attached as Exhibit B hereto (the “Interim DIP Order”) and a final order not subject to appeal or stay that satisfies the criteria of an Approved Plan Document (the “Final DIP Order”);

(c) KFT Trust, Vinod Khosla, Trustee (“KFT Trust”), in its capacities (i) as agent and lender under that certain Protective Advance Loan and Security Agreement, dated as of July 17, 2014, by and among KiOR and KiOR Columbus, LLC, a Delaware limited liability company and a wholly owned subsidiary of KiOR (“KiOR Columbus”), as borrowers, and KFT Trust, as agent and lender, as amended, restated, supplemented or otherwise modified from time to time (the “First Lien Credit Agreement”), (ii) as agent and purchaser under that certain Senior Secured Promissory Note and Warrant Purchase Agreement, dated as of March 31, 2014, by and among KiOR and KiOR Columbus, as issuers, and KFT Trust, as agent and purchaser, as amended, restated, supplemented or otherwise modified from time to time (the “2014 Second Lien Purchase Agreement”), (iii) as purchaser under that certain Senior Secured Convertible Note Purchase Agreement, dated as of October 18, 2013, by and among KiOR and KiOR Columbus, as issuers, Khosla Ventures III LP (“Khosla Ventures III”), as agent and purchaser, and KFT Trust and VNK Management LLC (“VNK Management”), as purchasers, as amended, restated, supplemented or otherwise modified from time to time (the “2013 Second Lien Purchase Agreement”), and (iv) as lender under that certain Loan and Security Agreement, dated as of January 26, 2012, by and among KiOR and KiOR Columbus, as borrowers, 1538731 Alberta Ltd., as agent and lender, and KFT Trust, as lender, as amended, restated, supplemented or otherwise modified from time to time (the “Third Lien Credit Agreement”);

(d) Khosla Ventures III, as agent and purchaser under the 2013 Second Lien Purchase Agreement; and

(e) VNK Management, as purchaser under the 2013 Second Lien Purchase Agreement.

RECITALS

WHEREAS, on the date hereof (the “Petition Date”), the Debtor will file a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) with the Bankruptcy Court, thereby commencing a chapter 11 bankruptcy case (the “Chapter 11 Case”);

WHEREAS, KiOR, Pasadena, KFT Trust, Khosla Ventures III and VNK Management have engaged in arm’s length, good faith negotiations regarding the formulation of an agreed form of chapter 11 plan and a resolution of all claims and disputes between them and have agreed upon a plan term sheet, as set forth in Exhibit C attached hereto (the “Plan Term Sheet”);

WHEREAS, subject to the terms and conditions set forth in the Bid Procedures Order (as defined below), KiOR intends to propose, and Pasadena, KFT Trust, Khosla Ventures III and VNK Management intend to support, a chapter 11 plan that is consistent with each of the terms of this Agreement;

WHEREAS, KiOR, Pasadena, KFT Trust, Khosla Ventures III and VNK Management will use Best Efforts (as defined below) to obtain Bankruptcy Court approval of the Bid Procedures Order, the Interim DIP Order, the Final DIP Order, the Disclosure Statement (as defined below), the Plan (as defined below), and the Confirmation Order (as defined below) in accordance with the Bankruptcy Code and the terms of this Agreement, and each Party will use its Best Efforts to cooperate in that regard; and

WHEREAS, in expressing such support and commitment, the Parties recognize that certain terms of this Agreement are subject to and limited by the solicitation requirements of applicable bankruptcy law.

NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Section 1. Definitions. In addition to the terms defined in the above Recitals, as used in this Agreement, the following terms shall have the meanings specified below.

“Approved Plan Documents” has the meaning set forth in Section 2 hereof.

“Automatic Stay” means the stay arising under section 362 of the Bankruptcy Code.

“Best Efforts” means the obligation to act with honesty, expedience, and good faith in light of one’s own capabilities, taking into account the context of the transaction; provided, that “best efforts” shall in no event (i) require Pasadena, KFT Trust, Khosla Ventures III or VNK Management to accept a treatment that discriminates unfairly or that is not fair and equitable under 11 U.S.C. § 1129(b) or that is inconsistent with this Agreement, or (ii) require Pasadena, KFT Trust, Khosla Ventures III or VNK Management to provide consideration inconsistent with that set forth in the Plan Term Sheet. For the avoidance of doubt, the Parties agree that Plan Term Sheet does not contemplate treatment that discriminates unfairly or that is not fair and equitable under 11 U.S.C. § 1129(b).

“Bid Procedures Order” means the Order (A) Authorizing and Approving Bid Procedures to be Employed in Connection with the Potential Sale of Substantially All of the Assets of KiOR, Inc.; (B) Authorizing KiOR, Inc. to Assume the Plan Support Agreement; (C) Scheduling an Auction and Sale Hearing; (D) Approving the Manner and Form of Notice of the Auction and Sale Hearing; and (E) Granting Related Relief substantially in the form attached as Exhibit D hereto.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are required or authorized by law or governmental action to close.

“Claims” has the meaning set forth in section 101(5) of the Bankruptcy Code.

“Confirmation Order” means the order of the Bankruptcy Court approving and confirming the Plan and that satisfies the criteria of an Approved Plan Document.

“Definitive Documents” means the Bid Procedures Order, the DIP Financing Agreement, the Interim DIP Order, the Final DIP Order, the Plan, the Disclosure Statement, the Confirmation Order, and any documents related thereto or contemplated therein.

“Disclosure Statement” means a disclosure statement that (1) is filed in connection with, and in support of, the Plan, (2) is materially consistent in all respects with this Agreement, and (3) is an Approved Plan Document, as the same may be amended, supplemented, or otherwise modified as provided herein.

“Parties” means KiOR, Pasadena, KFT Trust, Khosla Ventures III and VNK Management. Each of the foregoing Parties is a Party.

“Plan” means a chapter 11 plan to be proposed by KiOR in the Chapter 11 Case, subject to the terms and conditions of the Bid Procedures Order, that contains substantially the same terms set forth in, and is otherwise materially consistent with, this Agreement and that is an Approved Plan Document, as the same may be amended, supplemented, or otherwise modified as provided herein.

“Solicitation” means KiOR’s solicitation of votes on the Plan following approval by the Bankruptcy Court of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

“Termination Notice” means written notice provided by any Party seeking to terminate this Agreement to the other Parties specifying the clause hereto pursuant to which such termination is made.

Section 2.	Definitive Documents. (a) Each Party agrees, solely with respect to itself, that it will negotiate the Definitive Documents in good faith, and such Definitive Documents will be materially consistent in all respects with this Agreement (including the Plan Term Sheet), and otherwise in form and substance reasonably acceptable to the Parties, and that, upon execution, the terms and conditions set forth in this Agreement (including the Plan Term Sheet) are not subject to further negotiation or change. If the Definitive Documents satisfy the criteria in this Section 2(a), they will be considered the “Approved Plan Documents”;

(b)	Each Party agrees, solely with respect to itself, to support obtaining the releases and exculpatory provisions set forth in the Plan Term Sheet, as approved by the Bankruptcy Court; and

(c)	No changes may be made to this Agreement except as set forth in Section 9.6(c), and no material variations may be made by KiOR to any Approved Plan Document without the prior written consent of the other Parties.

Section 3.	KiOR’s Obligations Under This Agreement.

As long as this Agreement has not been terminated, KiOR agrees, subject to the terms and conditions of this Agreement to:

(a)

(i) file one or more motions to approve this Agreement, the Bid Procedures Order and the Interim DIP Order on the date hereof, (ii) use Best Efforts to (A) obtain approval by the Bankruptcy Court of this Agreement within the time frame provided in Section 5.1(a)(i),

(B) obtain entry by the Bankruptcy Court of the Bid Procedures Order within the time frame provided in Section 5.1(a)(ii), (C) obtain entry by the Bankruptcy Court of the Interim DIP Order within the time frame provided in Section 5.1(a)(iii), (D) obtain entry by the Bankruptcy Court of the Final DIP Order within the time frame provided in Section 5.1(a)(iv), and (E) hold the auction (if required under the Bid Procedures Order) within the time frame provided in Section 5.1(a)(v), (iii) file the Plan and the Disclosure Statement with the Bankruptcy Court as soon as reasonably practicable following a determination by KiOR that the transactions contemplated by this Agreement are the successful bid in accordance with the Bid Procedures Order, (iv) use Best Efforts to obtain Bankruptcy Court approval of the Disclosure Statement as soon as practicable following a determination by KiOR that the transactions contemplated by this Agreement are the successful bid in accordance with the Bid Procedures Order, (v) as soon as practicable following approval of the Disclosure Statement by the Bankruptcy Court, use Best Efforts to cause the solicitation of votes on the Plan and seek entry of the Confirmation Order within the time frame provided in Section 5.1(a)(vi), (vi) provide Pasadena, KFT Trust, Khosla Ventures III and VNK Management a meaningful opportunity to review prior to filing any amendment, modification, or supplement to the Definitive Documents or any other proposed filing in the Chapter 11 Case related to the Definitive Documents (including, without limitation, any motion to approve the Bid Procedures Order and any motion regarding solicitation and voting procedures), (vii) use Best Efforts to (A) obtain any and all required regulatory and/or third-party approvals for the transactions embodied in the Plan and the Plan Term Sheet to the extent such are necessary, (B) execute and deliver any other required agreements, as may be appropriate, in connection with the transactions embodied in the Plan and the Plan Term Sheet, and (C) consummate the transactions embodied in the Plan and the Plan Term Sheet within the time frame provided in Section 5.1(b)(i), (viii) operate its business in the ordinary course, taking into account the transactions contemplated by the Definitive Documents, and (ix) not take any action that is materially inconsistent with, or is intended or is likely to interfere in a material way with the acceptance or implementation of the transactions contemplated by the Definitive Documents; and

(b)	neither take, nor encourage any other person or entity to take, any action which would, or would reasonably be expected to, breach or be inconsistent with this Agreement or any of the Definitive Documents or delay, impede, or take any other negative action, directly or indirectly, to interfere with the acceptance and consummation of the Plan in accordance with the Bid Procedures Order.

Notwithstanding anything to the contrary herein, (i) all documents related to Solicitation, including noticing of any hearing on confirmation of the Plan, must be in form and substance reasonably satisfactory to KiOR, Pasadena, KFT Trust, Khosla Ventures III and VNK Management; and (ii) nothing in this Agreement shall require the board of directors, board of managers, or similar governing body of KiOR to take any action, or refrain from taking any action to the extent such board of directors, board of managers, or similar governing body determines, based on the advice of counsel, that taking such action, or refraining from taking such action, as applicable, is required to comply with its fiduciary obligations or duties.

Section 4.	Pasadena, KFT Trust, Khosla Ventures III and VNK Management’s Obligations.

As long as this Agreement has not been terminated, Pasadena, KFT Trust, Khosla Ventures III and VNK Management agree, subject to the terms and conditions of this Agreement:

(a)	to support approval of the Bid Procedures Order, the Interim DIP Order, the Final DIP Order, and the Disclosure Statement and support confirmation of the Plan as soon as reasonably practicable, and on terms consistent with this Agreement and the Plan Term Sheet;

(b)	not to (i) object to confirmation of the Plan or the Disclosure Statement, (ii) object to, or otherwise commence any proceeding to oppose, alter, delay or impede the Plan or the other Approved Plan Documents, (iii) object to, or otherwise oppose, the extension of KiOR’s exclusive right to file a plan of reorganization pursuant to section 1121 of the Bankruptcy Code, (iv) vote (to the extent entitled to vote) for, consent to, support or participate in the formulation of any chapter 11 plan other than the Plan, (v) directly or indirectly seek, solicit, negotiate or support any chapter 11 plan other than the Plan, or any sale or disposition of the remaining assets of KiOR, or any dissolution, winding up, liquidation, merger, transaction, reorganization or restructuring of KiOR, if such action reasonably could be expected to prevent, delay or impede the successful implementation of the Plan and the other Approved Plan Documents, (vi) object to the Disclosure Statement or Solicitation or support any such objection by a third party, or (vii) take any other action not required by law that is inconsistent with, or that would materially delay, the confirmation or consummation of the Plan;

(c)	that, so long as its vote has been solicited in a manner sufficient to comply with the requirements of sections 1125 and 1126 of the Bankruptcy Code, including its receipt of the Disclosure Statement following approval of such by the Bankruptcy Court under section 1125 of the Bankruptcy Code, to (i) vote (to the extent entitled to vote) all of its Claims to accept the Plan by delivering its duly-executed and completed ballot accepting the Plan on a timely basis following the commencement of the Solicitation; and (ii) not change or withdraw (or cause to be changed or withdrawn) such vote;

(d)	to take any and all commercially reasonable and necessary actions to effectuate the terms of this Agreement;

(e)	provide funding for the Chapter 11 Case subject to the terms of the DIP Financing Agreement and the Final DIP Order; and

(f)	to use Best Efforts to obtain any and all required regulatory and/or third-party approvals for the transactions embodied in the Plan and the Plan Term Sheet as are necessary.

Section 5.	Termination.

5.1	Termination.

This Agreement may be terminated by the applicable Party or Parties in the following circumstances:

(a)	by Pasadena, KFT Trust, Khosla Ventures III or VNK Management, if:

(i)	this Agreement has not been approved by the Bankruptcy Court on or before three (3) Business Days after the hearing on the Bid Procedures Motion, or such later date as agreed to in writing on or before three (3) Business Days after the hearing on the Bid Procedures Motion by Pasadena, KFT Trust, Khosla Ventures III and VNK Management in their sole and absolute discretion;

(ii)	the Bankruptcy Court has not conducted a hearing on the Bid Procedures Motion on or prior to the applicable deadline set forth in Annex I to the DIP Financing Agreement, or such later date as agreed to in writing on or before such deadline by Pasadena, KFT Trust, Khosla Ventures III and VNK Management in their sole and absolute discretion;

(iii)	the Bankruptcy Court has not entered the Bid Procedures Order within three (3) Business Days after the conclusion of the hearing on the Bid Procedures Motion, or such later date as agreed to in writing on or before (3) Business Days after the conclusion of the hearing on the Bid Procedures Motion by Pasadena, KFT Trust, Khosla Ventures III and VNK Management in their sole and absolute discretion;

(iv)	the Interim DIP Order has not been entered by the Bankruptcy Court on or before three (3) Business Days after the Petition Date, or such later date as agreed to in writing on or before three (3) Business Days after the Petition Date by Pasadena, KFT Trust, Khosla Ventures III and VNK Management in their sole and absolute discretion;

(v)	the Final DIP Order has not been entered by the Bankruptcy Court on or before the applicable deadline set forth in Annex I to the DIP Financing Agreement, or such later date as agreed to in writing on or before such deadline by Pasadena, KFT Trust, Khosla Ventures III and VNK Management in their sole and absolute discretion;

(vi)	the auction (if required under the Bid Procedures Order) has not been held on or before the applicable deadline set forth in Annex I to the DIP Financing Agreement, or such later date as agreed to in writing on or before such deadline by Pasadena, KFT Trust, Khosla Ventures III and VNK Management in their sole and absolute discretion;

(vii)	the hearing to approve the winning bidder (if required under the Bid Procedures Order) has not been held on or before the applicable deadline set forth in Annex I to the DIP Financing Agreement, or such later date as agreed to in writing on or before such deadline by Pasadena, KFT Trust, Khosla Ventures III and VNK Management in their sole and absolute discretion;

(viii)	the Confirmation Order has not been entered by the Bankruptcy Court on or before the applicable deadline set forth in Annex I to the DIP Financing Agreement, or such later date as agreed to in writing on or before such deadline by Pasadena, KFT Trust, Khosla Ventures III and VNK Management in their sole and absolute discretion;

(ix)	the Bankruptcy Court has entered an order in the Chapter 11 Case appointing a trustee under chapter 11 of the Bankruptcy Code;

(x)	the Chapter 11 Case is dismissed or converted to a case under chapter 7 of the Bankruptcy Code;

(xi)	the Definitive Documents are materially modified, amended, changed, severed or otherwise altered in the Plan or otherwise in any manner without the prior written consent of Pasadena, KFT Trust, Khosla Ventures III, and VNK Management; or

(xii)	KiOR (i) files with the Bankruptcy Court a proposed disclosure statement, chapter 11 plan, confirmation order or other related document that is not an Approved Plan Document or (ii) materially breaches any of its representations, warranties, or covenants in this Agreement.

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(b)	by any Party, if:

(i)	the effective date of the Plan has not occurred on or prior to the applicable deadline set forth in Annex I to the DIP Financing Agreement, provided, that if the cause of any delay is attributable to delays in obtaining regulatory approvals, then the Parties hereto shall agree in good faith to reasonable extensions of the deadline so long as each of the Parties is using Best Efforts to obtain such approvals;

(ii)	any court has entered a final, non-appealable judgment or order declaring this Agreement or any material portion hereof to be unenforceable;

(iii)	the Bankruptcy Court approves a Successful Bidder, as defined in and in accordance with the Bid Procedures Order, other than Pasadena, KFT Trust, Khosla Ventures III, and VNK Management as set forth in this Agreement;

(iv)	this Agreement ceases to be binding on any of the Parties;

(c)	by Pasadena, if following five (5) Business Days’ notice of Pasadena’s declaration of an Event of Default which default is continuing and that has not been cured (if capable of cure) or waived under the DIP Financing Agreement, the Interim DIP Order or Final DIP Order; or

(d)	by KiOR, if the funding under the DIP Financing Agreement, Interim DIP Order, Final DIP Order is terminated by Pasadena.

The foregoing termination provisions are intended solely for the benefit of the Parties; provided, that, notwithstanding anything herein to the contrary, a Party may not seek to terminate this Agreement based upon a material breach or a failure of a condition (if any) in this Agreement arising out of its own actions or omissions that violate the terms of this Agreement. To the extent any of the provisions, including time limitations or otherwise, in this section are waived by a Party, such waived subsection or provision shall no longer serve as a basis for termination of this Agreement.

5.2	Termination Procedures.

(a) Any Party that is permitted to terminate this Agreement in accordance with Section 5.1 may terminate this Agreement by providing a Termination Notice to all other Parties to this Agreement utilizing the notice addresses in Section 9.9 hereof.

(b) In the event the Agreement is terminated, the Parties shall have no continuing liability or obligation under this Agreement, and each Party shall have all the rights and remedies available to it under applicable law; provided, that, no such termination shall modify any provision which by its express terms survives the termination of this Agreement. Any termination of the Agreement shall not restrict the Parties’ rights and remedies for any breach of the Agreement by any Party, including the reservation of rights set forth in Section 7 hereof.

(c) The Parties hereby waive any requirement under section 362 of the Bankruptcy Code to lift the Automatic Stay in connection with giving any Termination Notice (and the order approving this Agreement shall waive any application of the Automatic Stay in connection with giving any such notice, if necessary). If any Party has terminated this Agreement, the terminating party shall file with the Bankruptcy Court a notice concerning such termination within three (3) days of such termination.

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5.3	Mutual Consent to Termination.

In addition to the provisions set forth in Section 5.1 hereof, this Agreement shall be terminable immediately upon the mutual written agreement of all of the Parties.

5.4	Termination as a Result of the Plan Effective Date.

If not previously terminated in accordance with the provisions hereof, on the effective date of the Plan, this Agreement shall terminate without any further act or requirement.

Section 6.	Mutual Representations, Warranties, and Covenants.

Each Party, solely on behalf of itself, makes the following representations, warranties, and covenants to each of the other Parties, each of which are continuing representations, warranties, and covenants:

6.1	Good Faith.

Such Party agrees to negotiate in good faith all of the documents and transactions described in the Plan Term Sheet and in this Agreement, including the Definitive Documents.

6.2	Enforceability.

Subject to any relevant provisions of the Bankruptcy Code, this Agreement is a legal, valid, and binding obligation, enforceable against KiOR, Pasadena, KFT Trust, Khosla Ventures III, and VNK Management, in accordance with its terms.

6.3	No Consent or Approval.

Except as expressly provided in this Agreement or as required by the Bankruptcy Code, no consent or approval is required by any other entity in order for such Party to carry out the provisions of this Agreement.

6.4	Power and Authority.

Each Party represents that it is duly-organized, validly existing. and in good standing under the laws of its jurisdiction of organization and such Party has all requisite corporate, partnership, or limited liability company power and authority to enter into this Agreement and to perform its respective obligations under this Agreement. Each Party represents that, as of the date hereof, it has no actual knowledge of any event that, due to any fiduciary or similar duty to any other person or entity, would prevent it from taking any action required of it under this Agreement.

6.5	Governmental Consents.

Except as expressly provided herein, the execution, delivery, and performance by such Party of this Agreement does not and shall not require any registration or filing with or consent or approval of, or

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notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body, except such filings as may be necessary and/or required under the federal securities laws or as necessary for the approval of the Bid Procedures Order, the Interim DIP Order, the Final DIP Order, and the Disclosure Statement and confirmation of the Plan by the Bankruptcy Court.

6.6	No Conflicts.

The execution, delivery, and performance of this Agreement does not and shall not (a) violate any provision of law, rule, or regulations applicable to such Party; (b) violate such Party’s certificate of incorporation, bylaws (or other formation documents in the case of a limited liability company or limited partnership); or (c) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which such Party is a party.

Section 7.	No Waiver of Participation and Preservation of Rights.

This Agreement includes a proposed settlement among the Parties with respect to each Party’s Claims and other disputes. Except as expressly provided herein, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair, or restrict the ability of the Parties to protect and preserve their rights, remedies, and interests, including their Claims against the Debtor, any liens or security interests they may have in any assets of the Debtor, or their full participation in the Chapter 11 Case, including appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Case. Furthermore, except as expressly provided herein, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair, or restrict Pasadena’s rights and remedies, including, without limitation, in connection with the DIP Financing Agreement, the Interim DIP Order or the Final DIP Order.

Without limiting the foregoing sentence in any way, if this Agreement is terminated for any reason or if the transactions contemplated by the Plan are not consummated as provided herein or therein, the Parties each fully reserve any and all of their respective rights, remedies and interests under applicable law and at equity.

Section 8.	Acknowledgement.

THIS AGREEMENT IS THE PRODUCT OF NEGOTIATIONS AMONG THE PARTIES AND THEIR RESPECTIVE REPRESENTATIVES. EACH PARTY HEREBY ACKNOWLEDGES THAT THIS AGREEMENT IS NOT AND SHALL NOT BE DEEMED TO BE A SOLICITATION OF VOTES FOR THE ACCEPTANCE OF A CHAPTER 11 PLAN FOR THE PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE OR OTHERWISE. KIOR WILL NOT SOLICIT ACCEPTANCES OF THE PLAN FROM ANY PERSON OR ENTITY UNTIL SUCH SOLICITATION HAS BEEN APPROVED BY THE BANKRUPTCY COURT.

Section 9.	Miscellaneous Terms.

9.1	Effectiveness of Agreement.

This Agreement shall be effective among the Parties immediately upon the Bankruptcy Court’s entry of an order approving this Agreement that is (i) in form and substance consistent with this Agreement and otherwise reasonably acceptable to the Parties, and (ii) not subject to a stay.

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9.2	Conflicts Among the Plan, the other Approved Plan Documents, and this Agreement.

In the event of any conflict among the terms and provisions in (x) the Plan or the other Approved Plan Documents and (y) this Agreement, the terms and provisions of the Plan shall control.

9.3	Further Assurances.

The Parties agree to execute or cause to be executed and deliver or cause to be delivered all such agreements, instruments and documents and take or cause to be taken all such further actions as may be reasonably necessary from time to time to carry out the intent and purpose of this Agreement and to consummate the transactions contemplated hereby.

9.4	Headings.

The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

9.5	Governing Law.

THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF.

FURTHER, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION AND FINAL ADJUDICATORY AUTHORITY OVER ALL MATTERS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

9.6	Complete Agreement, Interpretation, and Modification.

(a) Complete Agreement. This Agreement constitutes the complete agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between or among the Parties with respect thereto.

(b) Interpretation. This Agreement is the product of negotiation by and among the Parties. Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner. There shall be no presumption concerning whether to interpret this Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

(c) Modification of Agreements. This Agreement and the Plan Term Sheet may be modified, altered, amended, or supplemented only by an agreement in writing signed by all of the Parties.

9.7	Execution.

This Agreement may be executed and delivered (by email, facsimile or otherwise) in any number of identical counterparts, each of which, when executed and delivered, shall be deemed an original and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly-authorized and empowered to execute and deliver this Agreement on behalf of said Party.

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9.8	Settlement Discussions.

This Agreement is part of a proposed settlement among the Parties. Nothing herein shall be deemed an admission of any kind. To the extent provided by Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

9.9	Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by email, courier, or by registered or certified mail (return receipt requested) to the following addresses (or at such other addresses or email addresses as shall be specified by like notice):

(a)	if to KiOR, (i) if by mail or courier to: 13001 Bay Park Road, Pasadena, Texas 77507; with copies to: King & Spalding, LLP, Attn: Mark W. Wege, 1100 Louisiana, Suite 4000, Houston, Texas 77002; and Richards, Layton & Finger, P.A., Attn: John H. Knight, 920 North King Street, Wilmington, Delaware 19801; or (ii) if by e-mail, to: mwege@kslaw.com; and knight@rlf.com;

(b)	if to Pasadena, KFT Trust or VNK Management, (i) if by mail or courier to: 1760 The Alameda, Suite 300, San Jose, CA 95126, Attn: Vinod Khosla; with copies to: Klee, Tuchin, Bogdanoff & Stern LLP, 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, Attn: Thomas E. Patterson & Whitman L. Holt; and Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801, Attn: Michael R. Nestor; or (ii) if by e-mail, to: tpatterson@ktbslaw.com; wholt@ktbslaw.com; and mnestor@ycst.com; and

(c)	if to Khosla Ventures III, (i) if by mail or courier to: 2128 Sand Hill Road, Menlo Park, California 94025; Attn: Vinod Khosla; with copies to Pachulski Stang Ziehl & Jones LLP, 150 California Street, 15th Floor, San Francisco, CA 9411, Attn: Debra Grassgreen; and Pachulski Stang Ziehl & Jones LLP, 919 N. Market Street, 17th Floor, Wilmington, Delaware 19801, Attn: Peter Keane; or (ii) if by e-mail, to: dgrassgreen@pszjlaw.com; and pkeane@pszjlaw.com.

Any notice given by delivery, mail, email, or courier shall be effective when received.

9.10	Remedies.

It is understood and agreed by KiOR and each of Pasadena, KFT Trust, Khosla Ventures III, and VNK Management that money damages would be an insufficient remedy for breach of this Agreement by KiOR or any of Pasadena, KFT Trust, Khosla Ventures III, and VNK Management, and KiOR and each of Pasadena, KFT Trust, Khosla Ventures III, and VNK Management shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring KiOR or any of Pasadena, KFT Trust, Khosla Ventures III, and VNK Management to comply promptly with any of its obligations hereunder. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity by

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KiOR and Pasadena, KFT Trust, Khosla Ventures III, and VNK Management shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by KiOR and Pasadena, KFT Trust, Khosla Ventures III, or VNK Management shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

9.11	Separate Obligations.

The agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint. Each of Pasadena, KFT Trust, Khosla Ventures III, and VNK Management hereby agrees that it is (i) executing and delivering this Agreement in its individual capacity and (ii) making its own determination as to whether to execute this Agreement and support the Plan. Neither the execution nor delivery of this Agreement by any Party, nor the terms and conditions contained herein, shall provide a basis for the establishment or formation of a “group” under section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Each of Pasadena, KFT Trust, Khosla Ventures III, and VNK Management disclaims the beneficial ownership of any securities of the Debtor held by any other Party and its affiliates. It is understood and agreed that none of Pasadena, KFT Trust, Khosla Ventures III, and VNK Management has any duty of trust or confidence in any form with each other or with any other creditor of the Debtor. No prior history, pattern or practice of sharing confidences among or between any of the Parties shall in any way affect or negate this understanding and agreement.

9.12	Severability.

If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, then the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding and enforceable.

[Signature Pages Follow]

12

PASADENA INVESTMENTS, LLC, as agent and lender under the DIP Financing Agreement

By:	/s/ Vinod Khosla
	Name:	Vinod Khosla
	Title:	Managing Member

[SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

KFT TRUST, VINOD KHOSLA, TRUSTEE, as agent and lender under the First Lien Credit Agreement, as agent and purchaser under the 2014 Second Lien Purchase Agreement, as purchaser under the 2013 Second Lien Purchase Agreement, and as lender under the Third Lien Credit Agreement

By:	/s/ Vinod Khosla
	Name:	Vinod Khosla
	Title:	Trustee

[SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

VNK MANAGEMENT LLC, as purchaser under the 2013 Second Lien Purchase Agreement

By:	/s/ Neal Bhadkamkar
	Name:	Neal Bhadkamkar
	Title:	Manager

[SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

KHOSLA VENTURES III LP, as agent and purchaser under the 2013 Second Lien Purchase Agreement

By:	/s/ Tamara L. Tompkins
	Name:	Tamara L. Tompkins
	Title:	General Counsel and CAO

[SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

KIOR INC.

By:	/s/ Christopher A. Artzer
	Name:	Christopher A. Artzer
	Title:	President and Interim CFO

[SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

Exhibit A

[Attached as Exhibit 99.1 to the Current Report on Form 8-K]

[SIGNATURE PAGE TO PLAN SUPPORT AGREEMENT]

Exhibit B

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:		Chapter 11

	KiOR, Inc.,[1] Debtor.	Case No. 14-[ ]
Related Docket No. [ ]

INTERIM ORDER (I) AUTHORIZING THE DEBTOR TO OBTAIN POSTPETITION FINANCING PURSUANT TO SECTION 364 OF THE BANKRUPTCY CODE; (II) AUTHORIZING THE USE OF CASH COLLATERAL PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE; (III) GRANTING ADEQUATE PROTECTION TO THE PREPETITION SECURED PARTIES PURSUANT TO SECTIONS 361, 362, 363, AND 364 OF THE BANKRUPTCY CODE; (IV) GRANTING LIENS AND SUPERPRIORITY

CLAIMS; (V) MODIFYING THE AUTOMATIC STAY; AND

(VI) SCHEDULING A FINAL HEARING

Upon the motion dated November 9, 2014 (the “DIP Motion”) of the debtor and debtor in possession (the “Debtor”) in the above-referenced chapter 11 case (the “Case”) seeking entry of an interim order (this “Interim Order”) pursuant to sections 105, 361, 362, 363(b), 363(c)(2), 364(c)(l), 364(c)(2), 364(c)(3), 364(d)(l), 364(e), 507, and 552 of title 11 of the United States Code (as amended, the “Bankruptcy Code”), Rules 2002, 4001, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and Rule 4001-2 of the Local Rules for the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), that, among other things:

authorizes the Debtor to obtain senior secured priming and superpriority postpetition financing, which if approved on a final basis will consist of incremental term loans in an aggregate principal amount not to exceed $15,000,000 at any time outstanding (the “DIP Facility”) pursuant to the terms of (x) this Interim Order, (y) that certain Senior Secured and

[1]	The Debtor and the last four digits of its taxpayer identification number are: KiOR, Inc. (2233). The Debtor’s mailing address is 13001 Bay Park Road, Pasadena, Texas 77507.

Superpriority Financing Agreement, dated as of November 9, 2014 (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms and the terms of this Interim Order, the “DIP Credit Agreement”),2 by and among the Debtor, Pasadena Investments, LLC, as administrative agent for the DIP Lenders (in such capacity, the “DIP Agent”), and the other entities party to the DIP Credit Agreement as “Lenders” under, and as defined in, the DIP Credit Agreement (the “DIP Lenders,” and together with the DIP Agent and any other party to which DIP Obligations (as defined below) are owed, the “DIP Secured Parties”), in substantially the form attached to the DIP Motion, and (z) any and all other Loan Documents (as defined in the DIP Credit Agreement, and together with the DIP Credit Agreement, the “DIP Loan Documents”), to: (A) fund, among other things, ongoing working capital, general corporate expenditures, and other financing needs of the Debtor, (B) fund certain payments required to provide adequate protection to the Prepetition Secured Parties (as defined below) as described below, (C) pay certain transaction fees and other costs and expenses of administration of the Case, and (D) pay fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) owed to the DIP Agent and the DIP Lenders under the DIP Loan Documents and this Interim Order;

approves the terms of the DIP Credit Agreement and the other DIP Loan Documents, authorizes the Debtor to execute and deliver, perform under, and be bound by the DIP Credit Agreement and the other DIP Loan Documents, and authorizes the Debtor to perform such other and further acts as may be required in connection with the DIP Loan Documents and this Interim Order;

[2]	All capitalized terms used but not otherwise defined in this Interim Order shall have the respective meanings given to such terms in the DIP Credit Agreement. A copy of the DIP Credit Agreement is attached hereto as Exhibit B.

grants (x) to the DIP Agent, for the benefit of itself and the other DIP Secured Parties, secured, binding, continuing, enforceable, fully perfected, and unavoidable first priority senior priming security interests in, and Liens (as defined in the DIP Credit Agreement) on, all of the DIP Collateral (as defined below) pursuant to sections 364(c)(2), 364(c)(3), and 364(d) of the Bankruptcy Code, which Liens shall be senior to the Primed Liens (as defined below) and shall be junior solely to any valid, enforceable, and non-avoidable liens that are (A) in existence on the Petition Date, (B) either perfected as of the Petition Date or perfected subsequent to the Petition Date solely to the extent permitted by section 546(b) of the Bankruptcy Code, and (C) senior in priority to the Prepetition Liens (as defined below) after giving effect to any intercreditor or subordination agreement (all such liens, collectively, the “Prepetition Prior Liens”); and (y) to the DIP Secured Parties pursuant to section 364(c)(1) of the Bankruptcy Code superpriority administrative claims having recourse to all prepetition and postpetition property of the Debtor’s estate, now owned or hereafter acquired, including, without limitation, the Debtor’s rights under section 506(c) of the Bankruptcy Code and the proceeds thereof (subject to entry of a Final Order);

authorizes the Debtor to use “cash collateral,” as such term is defined in section 363 of the Bankruptcy Code (the “Cash Collateral”), including, without limitation, Cash Collateral in which the Prepetition Secured Parties (as defined below) and/or the DIP Secured Parties have a Lien or other interest, in each case whether existing on the Petition Date, arising pursuant to this Interim Order, or otherwise, and grants and provides the Prepetition Secured Parties (as defined below) the Prepetition Secured Parties’ Adequate Protection (as defined below) as set forth herein;

modifies the automatic stay imposed by section 362(a) of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of the DIP Loan Documents and this Interim Order;

authorizes the Debtor at any time prior to the earliest to occur of 11:59 p.m. prevailing Eastern time on December 1, 2014 (the “Interim Period Outside Date”) and the entry of the Final Order (as defined herein) to borrow under the DIP Facility and use Cash Collateral in an aggregate outstanding amount for all such borrowings not to exceed $2,500,000;

schedules a final hearing on the DIP Motion to be held on or prior to the Interim Period Outside Date (the “Final Hearing”) to consider entry of a final order which grants all of the relief requested in the DIP Motion on a final basis and which final order shall be in form and substance (including, without limitation, with respect to any subsequent modifications to the form or substance made in response to objections of other creditors or the Court) acceptable to the DIP Agent (the “Final Order”); and

waives any applicable stay (including, without limitation, under Bankruptcy Rule 6004) and provides for immediate effectiveness of this Interim Order.

Having considered the DIP Motion, the DIP Credit Agreement, the Declaration of Christopher A. Artzer in Support of Chapter 11 Petition and First Day Motions (the “Artzer Declaration”), the Declaration of Alex C. Fisch of Guggenheim Securities, LLC (the “Fisch Declaration”) and the evidence submitted or proffered at the hearing on this Interim Order (the “Interim Hearing”); and in accordance with Bankruptcy Rules 2002, 4001(b), 4001(c), 4001(d), and 9014 and all applicable Local Rules, notice of the DIP Motion and the Interim Hearing having been provided pursuant to Bankruptcy Rule 4001(b)(1)(C); an Interim Hearing having been held and concluded on November [12], 2014; and it appearing that approval of the interim relief requested in the DIP Motion is necessary to avoid immediate and irreparable harm to the Debtor pending the Final Hearing and otherwise is fair and reasonable and in the best interests of the Debtor, its creditors, its estate, and all parties in interest, and is essential for the continued operation of the Debtor’s business; and after due deliberation and consideration, and for good and sufficient cause appearing therefor:

THE COURT MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:3

B. Petition Date. On November 9, 2014 (the “Petition Date”), the Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (this “Court”). The Debtor has continued in the management and operation of its business and properties as debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No statutory committee of unsecured creditors (to the extent such a committee is appointed, the “Committee”), trustee, or examiner has been appointed in the Case.

C. Jurisdiction and Venue. This Court has core jurisdiction over the Case, the DIP Motion, and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157(b) and 1334. Venue for the Case and proceedings on the DIP Motion is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The statutory or other predicates for the relief sought herein are sections 105, 361, 362, 363, 364, 507, and 552 of the Bankruptcy Code, Bankruptcy Rules 2002, 4001, 6004, and 9014, and the Local Rules.

D. Notice. The Interim Hearing is being held pursuant to the authorization of Bankruptcy Rule 4001. Notice of the Interim Hearing and the emergency relief requested in the

[3]	Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact, as appropriate, pursuant to Bankruptcy Rule 7052.

DIP Motion has been provided by the Debtor, whether by facsimile, electronic mail, overnight courier, or hand delivery, to certain parties in interest, including: (i) the Office of the United States Trustee for the District of Delaware (the “United States Trustee”), (ii) those entities or individuals included on the Debtor’s list of 20 largest unsecured creditors, (iii) each of the Prepetition Secured Agents (as defined below), (iv) counsel to each of the Prepetition Secured Agents, (v) the DIP Agent, (vi) counsel to the DIP Agent, (vii) each of the financial institutions listed in the Motion for Order (A) Authorizing Maintenance of Pre-Petition Bank Accounts and Cash Management System and Continued Use of Existing Business Forms, Books, and Records, and (B) Approving Investment Accounts and Procedures, and (viii) all known parties asserting a lien against the DIP Collateral (as defined below), as reflected on Schedule 7.11 of the DIP Credit Agreement.

E. Debtor’s Stipulations Regarding the Prepetition Secured Credit Facility. Without prejudice to the rights of parties in interest that are specifically set forth in Paragraph 6 of this Interim Order, the Debtor admits, stipulates, acknowledges, and agrees (Paragraphs D and E hereof shall be referred to collectively as the “Debtor’s Stipulations”) as follows:

(i) First Lien Prepetition Secured Debt. Pursuant to that certain Protective Advance Loan and Security Agreement, dated as of July 17, 2014 (as amended, restated, or otherwise modified from time to time prior to the Petition Date, the “Prepetition First Lien Loan Agreement” and collectively with any other agreements and documents executed or delivered in connection therewith, including, without limitation, the “Loan Documents” as defined therein, each as may be amended, restated, supplemented, or otherwise modified from time to time, the “Prepetition First Lien Loan Documents”), by and among the Debtor, the lenders party thereto (collectively, the “Prepetition First Lien Lenders”), and the KFT Trust, Vinod Khosla, Trustee

(the “KFT Trust”), as administrative agent for the Prepetition First Lien Lenders (in such capacity, the “Prepetition First Lien Secured Agent” and, together with the Prepetition First Lien Lenders and any other party to which Prepetition First Lien Obligations (as defined below) are owed, the “Prepetition First Lien Secured Parties”), the Prepetition First Lien Secured Parties agreed to extend loans and other financial accommodations to the Debtor pursuant to the Prepetition First Lien Loan Agreement. All obligations of the Debtor arising under the Prepetition First Lien Loan Agreement (including, without limitation, the “Secured Obligations” as defined therein) or the other Prepetition First Lien Loan Documents shall collectively be referred to herein as the “Prepetition First Lien Obligations.”

(ii) 2013 Second Lien Prepetition Secured Debt. Pursuant to that certain Senior Secured Convertible Note Purchase Agreement, dated as of October 18, 2013 (as amended, restated, or otherwise modified from time to time prior to the Petition Date, the “2013 Second Lien Purchase Agreement” and collectively with any other agreements and documents executed or delivered in connection therewith, including, without limitation, the “Transaction Documents” as defined therein, each as may be amended, restated, supplemented, or otherwise modified from time to time, the “2013 Second Lien Note Documents”), by and among the Debtor, the note purchasers party thereto (collectively, the “2013 Second Lien Lenders”), and Khosla Ventures III, LP (“KV III”), as administrative agent for the 2013 Second Lien Lenders (in such capacity, the “2013 Second Lien Agent” and, together with the 2013 Second Lien Lenders and any other party to which 2013 Second Lien Obligations (as defined below) are owed, the “2013 Second Lien Secured Parties”), the 2013 Second Lien Secured Parties agreed to purchase notes and extend other financial accommodations pursuant to the 2013 Second Lien Purchase Agreement. All obligations of the Debtor arising under the 2013 Second Lien Purchase Agreement

(including, without limitation, the “Secured Obligations” as defined therein) or the other 2013 Second Lien Note Documents shall collectively be referred to herein as the “2013 Second Lien Obligations.”

(iii) 2014 Second Lien Prepetition Secured Debt. Pursuant to that certain Senior Secured Promissory Note and Warrant Purchase Agreement, dated as of March 31, 2014 (as amended, restated, or otherwise modified from time to time prior to the Petition Date, the “2014 Second Lien Purchase Agreement” and collectively with any other agreements and documents executed or delivered in connection therewith, including, without limitation, the “Transaction Documents” as defined therein, each as may be amended, restated, supplemented, or otherwise modified from time to time, the “2014 Second Lien Note Documents”) (collectively, the Prepetition First Lien Loan Documents, the 2013 Second Lien Note Documents, and the 2014 Second Lien Note Documents are referred to as the “Prepetition Loan Documents”), by and among the Debtor, the note purchasers party thereto (collectively, the “2014 Second Lien Lenders” and together with the Prepetition First Lien Lenders and 2013 Second Lien Lenders, the “Prepetition Secured Lenders”), and the KFT Trust, as administrative agent for the 2014 Second Lien Lenders (in such capacity, the “2014 Second Lien Agent” and, together with the 2014 Second Lien Lenders and any other party to which 2014 Second Lien Obligations (as defined below) are owed, the “2014 Second Lien Secured Parties”) (collectively, the Prepetition First Lien Secured Parties, the 2013 Second Lien Secured Parties, and the 2014 Second Lien Secured Parties are referred to as the “Prepetition Secured Parties”), the 2014 Second Lien Secured Parties agreed to purchase notes and extend other financial accommodations pursuant to the 2014 Second Lien Purchase Agreement. All obligations of the Debtor arising under the 2014 Second Lien Purchase Agreement (including, without limitation, the “Secured Obligations” as defined therein) or the other 2014 Second Lien Note Documents shall collectively be referred to herein as the “2014 Second Lien Obligations” (together with the 2013 Second Lien Obligations, the “Prepetition Second Lien Obligations” and collectively with the Prepetition First Lien Obligations and the 2013 Second Lien Obligations, the “Prepetition Secured Obligations”).

(iv) Third Lien Prepetition Debt. Pursuant to that certain Loan and Security Agreement, dated as of January 26, 2012 (as amended, restated, or otherwise modified from time to time prior to the Petition Date, the “Prepetition Third Lien Loan Agreement” and collectively with any other agreements and documents executed or delivered in connection therewith, including, without limitation, the “Loan Documents” as defined therein, each as may be amended, restated, supplemented, or otherwise modified from time to time, the “Prepetition Third Lien Loan Documents”), by and among the Debtor, the lenders party thereto (collectively, the “Prepetition Third Lien Lenders”), and 1538731 Alberta Ltd, as administrative agent for the Prepetition Third Lien Lenders (in such capacity, the “Prepetition Third Lien Agent” and, together with the Prepetition Third Lien Lenders and any other party to which Prepetition Third Lien Obligations (as defined below) are owed, the “Prepetition Third Lien Parties”), the Prepetition Third Lien Parties agreed to extend loans and other financial accommodations pursuant to the Prepetition Third Lien Loan Agreement. All obligations of the Debtor arising under the Prepetition Third Lien Loan Agreement (including, without limitation, the “Secured Obligations” as defined therein) or the other Prepetition Third Lien Loan Documents shall collectively be referred to herein as the “Prepetition Third Lien Obligations.”

(v) Prepetition Liens and Prepetition Collateral. Pursuant to certain Prepetition Loan Documents (as such documents were amended, restated, supplemented, or otherwise modified from time to time prior to the Petition Date, the “Prepetition Collateral Documents”), by and

among the Debtor and one or more of the Prepetition First Lien Secured Agent, the 2013 Second Lien Agent, and the 2014 Second Lien Agent (collectively, the “Prepetition Secured Agents”), the Debtor granted to the applicable Prepetition Secured Agent, for the benefit of itself and the applicable Prepetition Secured Lenders, to secure the applicable Prepetition Secured Obligations, a first priority security interest (with respect to the Prepetition First Lien Obligations) or second priority security interest (with respect to the Prepetition Second Lien Obligations) in and continuing lien (the “Prepetition Liens”) on substantially all of the Debtor’s assets and properties (which, for the avoidance of doubt, includes Cash Collateral) and all proceeds, products, accessions, rents, and profits thereof, in each case whether then owned or existing or thereafter acquired or arising. All “Collateral” as defined in the Prepetition First Lien Loan Agreement granted or pledged pursuant to any Prepetition Collateral Document or any other Prepetition Loan Document shall collectively be referred to herein as the “Prepetition Collateral.” As of the Petition Date, (I) the Prepetition Liens (a) are legal, valid, binding, enforceable, and perfected liens, (b) were granted to, or for the benefit of, the Prepetition Secured Parties for fair consideration and reasonably equivalent value, (c) are not subject to avoidance, disallowance, impairment, recharacterization, or subordination pursuant to the Bankruptcy Code or any applicable non-bankruptcy law (except for the priming contemplated herein), and (d) are subject and subordinate only to (A) the DIP Liens (as defined below), (B) the Carve-Out (as defined below), (C) the Adequate Protection Replacement Liens (as defined below), and (D) the Prepetition Prior Liens; and (II) (x) the Prepetition Secured Obligations constitute legal, valid, and binding obligations of the Debtor, enforceable in accordance with the terms of the applicable Prepetition Loan Documents (other than in respect of the stay of enforcement arising from section 362 of the Bankruptcy Code), (y) no setoffs, recoupments, offsets, objections, defenses, or counterclaims to any of the Prepetition Secured Obligations exist, and (z) no portion of the Prepetition Secured Obligations or any payments made to any or all of the Prepetition Secured Parties are subject to avoidance, disallowance, impairment, recharacterization, recovery, disgorgement, subordination, attack, setoff, offset, recoupment, counterclaim, defense, or “claim” (as defined in the Bankruptcy Code) of any kind pursuant to the Bankruptcy Code or any applicable non-bankruptcy law.

(vi) Amounts Owed under Prepetition Loan Documents. As of the Petition Date, the Debtor owed the Prepetition Secured Parties, pursuant to the Prepetition Loan Documents, without defense, counterclaim, reduction, or offset of any kind, in respect of loans made by the Prepetition Secured Parties, (a) protective advances in the amount of not less than $16,273,491.41 in principal pursuant to the Prepetition First Lien Loan Documents, (b) notes in the principal amount of not less than $95,700,000 pursuant to the 2013 Second Lien Loan Documents, and (c) notes in the principal amount of not less than $10,400,000 pursuant to the 2014 Second Lien Loan Documents, in each case plus all accrued and hereafter accruing and unpaid interest thereon and any additional fees, expenses (including, without limitation, any reasonable attorneys’, accountants’, appraisers’, and financial advisors’ fees and expenses that are chargeable or reimbursable under the Prepetition Loan Documents), and other amounts now or hereafter due under the Prepetition Loan Documents.

(vii) Release of Claims. Subject to the reservation of rights set forth in Paragraph 6 of this Interim Order, the Debtor and its bankruptcy estate shall be deemed to have forever waived, discharged, and released each of the Prepetition Secured Parties and their respective affiliates and each of their respective members, managers, equity holders, agents, attorneys, financial advisors, consultants, officers, directors, and employees (all of the foregoing, collectively, the

“Prepetition Secured Party Releasees”) of any and all “claims” (as defined in the Bankruptcy Code), counterclaims, causes of action, defenses, setoff, recoupment, other offset rights, or other asserted rights of disgorgement or recovery against any and all of the Prepetition Secured Party Releasees, whether arising at law or in equity, relating to and/or otherwise in connection with the Prepetition Secured Obligations, the Prepetition Liens, or the debtor-creditor relationship between any of the Prepetition Secured Parties, on the one hand, and the Debtor, on the other hand, including, without limitation, (I) any avoidance, disallowance, recharacterization, subordination, or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any other similar provisions of applicable federal law, state law, or municipal law and (II) any right, basis, or action to challenge or object to the amount, validity, or enforceability of the Prepetition Secured Obligations or any transfers made on account of the Prepetition Secured Obligations, or the validity, enforceability, priority, or non-avoidability of the Prepetition Liens securing the Prepetition Secured Obligations.

F. Findings Regarding the DIP Facility.

(i) Request for Postpetition Financing. The Debtor has requested from the DIP Agent and the DIP Lenders, and the DIP Agent and the DIP Lenders are willing to extend, certain loans, advances, and other financial accommodations on the terms and conditions set forth in this Interim Order and the DIP Loan Documents.

(ii) Need for Postpetition Financing. The Debtor does not have sufficient available sources of working capital, including Cash Collateral, to operate its business in the ordinary course of its business without the financing requested under the DIP Motion. Rather, the Debtor has an immediate need to obtain the DIP Facility and use Cash Collateral to, among other things, permit the orderly continuation of the operation of its business, to maintain business relationships with vendors, suppliers, and customers, to make payroll, to make capital expenditures, to satisfy other working capital and operation needs, to complete the Debtor’s marketing and sale process, and to otherwise preserve the value of the Debtor’s estate. The Debtor’s access to sufficient working capital and liquidity through the use of Cash Collateral and borrowing under the DIP Facility is vital to a successful sale and/or to otherwise preserve the enterprise value of the Debtor’s estate. Immediate and irreparable harm will be caused to the Debtor and its estate if immediate financing is not obtained and permission to use Cash Collateral is not granted, in each case in accordance with the terms of this Interim Order and the DIP Loan Documents.

(iii) No Credit Available on More Favorable Terms. As set forth in the DIP Motion and in the Fisch Declaration in support thereof, the Debtor has determined, at the time hereof, that no acceptable financing on more favorable terms from sources other than the DIP Secured Parties under the DIP Loan Documents and this Interim Order is available. The Debtor is unable to obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. The Debtor is also unable to obtain secured credit on terms acceptable to the Debtor allowable only under sections 364(c)(1), 364(c)(2), or 364(c)(3) of the Bankruptcy Code. The Debtor has been unable to procure the necessary financing on terms more favorable than the financing offered by the DIP Agent and the DIP Lenders pursuant to the DIP Credit Agreement. Accordingly, the Debtor is unable to obtain secured credit under section 364(d)(1) of the Bankruptcy Code without (a) granting to the DIP Secured Parties the rights, remedies, privileges, benefits, and protections provided herein and in the DIP Loan Documents, including, without limitation, the DIP Liens and the DIP Superpriority Claims (each as defined below), (b) allowing the DIP Secured Parties to provide the loans and other financial accommodations under the DIP Facility on the terms set forth herein and in the DIP Loan Documents (all of the foregoing described in clauses (a) and (b) above, including, without limitation, the DIP Liens and the DIP Superpriority Claims, collectively, the “DIP Protections”), and (c) providing the Prepetition Secured Parties the adequate protection more fully described in Paragraph 4 of this Interim Order.

G. Interim Financing. During the Interim Period (as defined below), the DIP Agent, the other DIP Secured Parties, and, as applicable, the Prepetition Secured Parties, are willing to provide financing to the Debtor and/or consent to the use of Cash Collateral by the Debtor, as applicable, subject to (i) the entry of this Interim Order, (ii) the terms and conditions of the DIP Loan Documents, and (iii) findings by the Court that such interim postpetition financing and use of Cash Collateral is essential to the Debtor’s estate, that the terms of such interim financing and use of Cash Collateral were negotiated in good faith and at arms’ length, and that the DIP Liens, the DIP Superpriority Claims, and the other protections granted pursuant to this Interim Order and the DIP Loan Documents with respect to such interim financing and use of Cash Collateral will not be affected by any subsequent reversal, modification, vacatur, or amendment of this Interim Order or any other order, as provided in section 364(e) of the Bankruptcy Code or this Interim Order. Without limiting the foregoing, any advances made to the Debtor and Cash Collateral use by the Debtor under the DIP Loan Documents and this Interim Order shall be entitled to the protections provided by section 364(e) of the Bankruptcy Code. The DIP Agent, the other DIP Secured Parties, and the respective Prepetition Secured Parties have each acted in good faith in, as applicable, negotiating, consenting to (or otherwise not opposing), and agreeing to provide the postpetition financing arrangements and/or use of Cash Collateral on an interim basis as contemplated by this Interim Order and the DIP Loan Documents, and the reliance by the DIP Agent, the other DIP Secured Parties, and the respective Prepetition Secured Parties on the assurances referred to above is in good faith.

H. Adequate Protection for Prepetition Secured Parties. Each of the Prepetition Secured Agents has negotiated in good faith regarding the Debtor’s use of the Prepetition Collateral (including, without limitation, the Cash Collateral) to fund the administration of the Debtor’s estate and continued operation of its business. The Prepetition Secured Agents have agreed to permit the Debtor to use the Cash Collateral and other Prepetition Collateral during the Interim Period, subject to the terms and conditions set forth herein, including, without limitation, the protections afforded a party acting in “good faith” under section 364(e) of the Bankruptcy Code. In addition, the DIP Facility contemplated hereby provides for a priming of the Prepetition Liens pursuant to section 364(d) of the Bankruptcy Code. The Prepetition Secured Parties are entitled to the adequate protection as set forth herein pursuant to sections 361, 362, 363, and 364 of the Bankruptcy Code. Furthermore, in light of the subordination of their Liens and superpriority administrative claims to the Carve-Out and the DIP Liens and the use of Cash Collateral and Prepetition Collateral as set forth herein, the Prepetition Secured Parties are entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and, subject to the entry of the Final Order, the “equities of the case” exception shall not apply. Based on the DIP Motion and on the record presented to the Court at the Interim Hearing, the terms of the proposed adequate protection arrangements, use of the Cash Collateral, and the DIP Facility contemplated hereby are fair and reasonable, reflect the Debtor’s prudent exercise of business judgment consistent with its fiduciary duties, and constitute reasonably equivalent value and fair consideration for the consent of the respective Prepetition Secured Parties.

I. Business Judgment and Good Faith Pursuant to Section 364(e).

(i) The DIP Secured Parties have indicated a willingness to provide postpetition secured financing via the DIP Facility to the Debtor in accordance with the DIP Loan Documents and this Interim Order.

(ii) The terms and conditions of the DIP Facility as set forth in the DIP Loan Documents and this Interim Order, and the fees, expenses, and other charges paid and to be paid thereunder or in connection therewith, are fair, reasonable, and the best available under the circumstances, and the Debtor’s agreement to the terms and conditions of the DIP Loan Documents and to the payment of such fees reflects the Debtor’s exercise of prudent business judgment consistent with its fiduciary duties. Such terms and conditions are supported by reasonably equivalent value and fair consideration.

(iii) The DIP Facility and the DIP Loan Documents were negotiated in good faith and at arms’ length among the Debtor and the DIP Secured Parties with the assistance and counsel of their respective advisors, and all of the DIP Obligations shall be deemed to have been extended by the DIP Secured Parties and their affiliates for valid business purposes and uses and in good faith, as that term is used in section 364(e) of the Bankruptcy Code, and in express reliance upon the protections offered by section 364(e) of the Bankruptcy Code or this Interim Order, and the DIP Liens, the DIP Superpriority Claims (as defined below), and the other DIP Protections shall be entitled to the full protection of section 364(e) of the Bankruptcy Code and this Interim Order in the event this Interim Order or any other order or any provision hereof or thereof is vacated, reversed, amended, or modified, on appeal or otherwise.

J. Relief Essential; Best Interests. For the reasons stated above, the Debtor has requested immediate entry of this Interim Order pursuant to Bankruptcy Rules 4001(b)(2),

4001(c)(2), and the Local Rules. Absent granting the relief set forth in this Interim Order, the Debtor’s estate, its business and properties, and its ability to successfully sell its assets or otherwise preserve the enterprise value of the Debtor’s estate will be immediately and irreparably harmed. Consummation of the DIP Facility and authorization of the use of Cash Collateral in accordance with this Interim Order and the DIP Loan Documents is therefore in the best interests of the Debtor’s estate and consistent with its fiduciary duties. Accordingly, sufficient cause exists for immediate entry of this Interim Order pursuant to Bankruptcy Rule 4001(c)(2).

NOW, THEREFORE, based on the DIP Motion and the record before this Court with respect to the DIP Motion, and with the consent of the Debtor, each of the Prepetition Secured Agents (on behalf of the Prepetition Secured Parties), and the DIP Agent (on behalf of the DIP Secured Parties) to the form and entry of this Interim Order, and good and sufficient cause appearing therefor,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, that:

1. Motion Granted. The DIP Motion is hereby granted in accordance with the terms and conditions set forth in this Interim Order and the DIP Loan Documents. Any objections to the DIP Motion with respect to the entry of this Interim Order that have not been withdrawn, waived, or settled, and all reservations of rights included therein, are hereby denied and overruled.

2. DIP Loan Documents and DIP Protections.

(a) Approval of DIP Loan Documents. The Debtor is expressly and immediately authorized to establish the DIP Facility, to execute, deliver, and perform under the DIP Loan Documents and this Interim Order, to incur the DIP Obligations (as defined below) in accordance with, and subject to, the terms of this Interim Order and the DIP Loan Documents, and to execute, deliver, and perform under all other instruments, certificates, agreements, and documents as may be required or necessary for the performance by the Debtor under the DIP Loan Documents and the creation and perfection of the DIP Liens described in, and provided for by, this Interim Order and the DIP Loan Documents. The Debtor is hereby authorized to and shall perform all acts and pay the principal, interest, commissions, fees, expenses, and other amounts described in the DIP Loan Documents as such become due pursuant to the DIP Loan Documents and this Interim Order, including, without limitation and whenever incurred, all closing fees, administrative fees, commitment fees, and reasonable attorneys’, financial advisors’, and accountants’ fees, and disbursements arising under the DIP Loan Documents and this Interim Order, which amounts shall not be subject to further approval of this Court and shall be non-refundable and shall not otherwise be subject to Challenge (as defined below) pursuant to Paragraph 6 of this Interim Order or otherwise. Upon their execution and delivery, the DIP Loan Documents shall represent valid and binding obligations of the Debtor enforceable in accordance with their terms. The Board of Directors of the Debtor has authorized entry into the DIP Loan Documents.

(b) DIP Obligations. For purposes of this Interim Order, the term “DIP Obligations” shall mean all amounts and other obligations and liabilities owing by the Debtor under the DIP Credit Agreement and other DIP Loan Documents (including, without limitation, all “Obligations” as defined in the DIP Credit Agreement) and shall include, without limitation, the principal of, interest on, fees, costs, expenses, and other charges owing in respect of, such amounts (including, without limitation, any reasonable attorneys’, accountants’, financial advisors’, and other fees, costs, and expenses that are chargeable or reimbursable under the DIP Loan Documents and/or this Interim Order), and any obligations in respect of indemnity claims, whether contingent or otherwise.

(c) Authorization to Incur DIP Obligations. To enable the Debtor to continue to operate its business during the period from the entry of this Interim Order through and including the earliest to occur of (i) the entry of the Final Order, (ii) the Interim Period Outside Date, and (iii) the Cash Collateral Termination Date (as defined below), in each case unless extended by written agreement of the DIP Agent and each of the Prepetition Secured Agents (the period from the entry of this Interim Order through and including such earliest date, the “Interim Period”), and subject to the terms and conditions of this Interim Order and the DIP Loan Documents, including, without limitation, the Budget Covenants as defined and contained in Paragraph 2(e) of this Interim Order, the Debtor is hereby authorized to use Cash Collateral and borrow under the DIP Facility in an aggregate outstanding amount for all such borrowings and Cash Collateral usage not to exceed $2,500,000; following the entry of the Final Order, the Debtor’s authority to incur further DIP Obligations, if any, and use further Cash Collateral will be governed by the terms of such Final Order and the DIP Loan Documents. To the extent a Final Order is entered, the Debtor shall, subject to the terms of the DIP Loan Documents and the Final Order, be entitled to borrow all amounts under the DIP Loan Documents to fund the Debtor’s working capital and other general corporate needs and pay such other amounts required or allowed to be paid pursuant to the DIP Loan Documents, the Final Order, and any other orders of this Court.

(d) Budget. Attached hereto as Exhibit A is an 18-week rolling cash flow forecast (such forecast, together with any forecast for a period beyond the end of such forecast that is subsequently approved by the DIP Agent and each of the Prepetition Secured Agents, as well as a listing of accrual fees and expenses budgeted for the Debtor’s Professionals (as defined below)

the “Approved Budget”), which reflects on a line-item basis (i) the Debtor’s weekly projected cash receipts, (ii) all weekly projected disbursements, such as ordinary course operating expenses, bankruptcy-related expenses under the Case, capital expenditures, asset sales, estimated fees and expenses of the DIP Agent and the DIP Lenders (including, without limitation, counsel and financial advisors therefor) and the Prepetition First Lien Secured Agent (including, without limitation, counsel and financial advisors therefor), and any other fees and expenses relating to the DIP Facility), (iii) the sum of weekly unused availability under the DIP Facility plus unrestricted cash on hand, (iv) the weekly outstanding principal balance of the loans made under the DIP Facility, and (v) the monthly accrual estimates of the Debtor’s Professionals. Commencing on November 19, 2014, by 2:00 p.m. (Eastern time) on every Wednesday thereafter (i.e., every week), the Debtor shall prepare and deliver simultaneously to the DIP Agent and each of the Prepetition Secured Agents (i) a variance report/reconciliation report certified by the Chief Executive Officer or Chief Financial Officer of the Debtor, in form acceptable to the DIP Agent and each of the Prepetition Secured Agents, setting forth Approved Budget and reconciling the sources, uses, and disbursements of cash, (x) for the week ending on the immediately preceding Sunday and (y) the Measurement Period (as defined in the DIP Credit Agreement) most recently ended; and (ii) a certificate from the Chief Executive Officer or Chief Financial Officer of the Debtor showing the calculation of the financial covenants specified in Paragraph 2(e) of this Interim Order and Section 7.24 of the DIP Credit Agreement.

(e) Budget Covenants. The Debtor shall incur DIP Obligations and expend Cash Collateral and other DIP Collateral proceeds only in accordance with the specific purposes, and at the specific time periods, set forth in the Approved Budget, subject to the following permitted variances, which shall be tested on and as of the Sunday of each week:

(i) the variance between actual disbursements for any line item in any given week shall not be greater than ten percent (10%) of the disbursements projected for such line item in that week in the Approved Budget plus the amount set forth in clause (iii), below;

(ii) the variance between actual aggregate disbursements for any line item during any Measurement Period (as defined in the DIP Credit Agreement) shall not be greater than ten percent (10%) of the aggregate disbursements projected for such line item (excluding fees and expenses of the Debtor’s Professionals, which shall not be subject to any permitted upward variance) in the Approved Budget for such Measurement Period (as defined in the DIP Credit Agreement); and

(iii) any unused amounts contained in a line item for a given week (without giving effect to the ten percent (10%) variance set forth in clause (i), above) may be expended for the same line item in the succeeding four weekly periods.

The Debtor and the DIP Agent may modify the foregoing limitations by written agreement. The foregoing budget-related covenants are collectively referred to herein as the “Budget Covenants.” Notwithstanding anything to the contrary in this Interim Order, the reasonable professional fees, costs, and expenses of the DIP Agent’s and DIP Lenders’ advisors and each of the Prepetition First Lien Secured Agent’s and Prepetition First Lien Lenders’ advisors, respectively, shall be due, payable, and paid in accordance with the terms of this Interim Order notwithstanding any budgeted amounts for such fees, costs, and expenses set forth in the Approved Budget, provided that disbursements on account of such amounts shall not be included when determining the Debtor’s compliance with the Budget Covenants or be subject to any variance reporting.

(f) Termination Events. The occurrence of any of the following events, unless waived in writing by the DIP Agent and each of the Prepetition Secured Agents, each in its respective sole and absolute discretion, shall constitute a termination event under this Interim Order and the DIP Loan Documents (each, a “Termination Event”):

(i) any (a) stay, amendment, reversal, vacatur, or modification of this Interim Order without the express prior written consent of the DIP Agent, in its sole and absolute discretion, or (b) stay, amendment, reversal, vacatur, or modification of any provision of this Interim Order directly and adversely affecting the rights of the Prepetition Secured Parties without the express prior written consent of each of the Prepetition Secured Agents, each in its respective sole and absolute discretion;

(ii) the failure to obtain entry of a Final Order on or before the Interim Period Outside Date;

(iii) dismissal of the Case or conversion of the Case to a chapter 7 case, or appointment of a chapter 11 trustee, examiner with enlarged powers, or other responsible person in the Case;

(iv) the entry of an order of the Court granting relief from the automatic stay to the holder of any claim against the Debtor equal to or exceeding $250,000; provided, however, that no Termination Event will result if such claim relates to personal property, goods, or services that are provided to or for the primary benefit of non-debtor KiOR Columbus, LLC;

(v) any other superpriority administrative expense claim or lien senior to or pari passu with the DIP Obligations, the DIP Liens, the Adequate Protection

Superpriority Claims (as defined below), or the Adequate Protection Replacement Liens (as defined below) shall be granted, approved, imposed, or otherwise created;

(vi) any order shall be entered dismissing the Case but not providing for the DIP Obligations to be Paid in Full as of such dismissal;

(vii) any material contract is rejected or otherwise terminated (other than in accordance with its terms as a result of a specified or scheduled termination date) or any material property of the Debtor or its estate is sold, in each instance, without the express prior written consent of the DIP Agent, provided, however, that no Termination Event will result if such contract relates to personal property, goods, or services that are provided to or for the primary benefit of non-debtor KiOR Columbus, LLC;

(viii) the Debtor seeks to obtain additional financing under section 364(c) or 364(d) of the Bankruptcy Code or to grant any lien other than liens permitted under the DIP Credit Agreement without the prior written consent of the DIP Agent;

(ix) the Debtor files or any representative of the Debtor’s estate seeks leave to file or files an action challenging the validity, perfection, priority, extent, or enforceability of the DIP Loan Documents or the liens and claims granted thereunder;

(x) the Debtor commences any action against any of the Prepetition Secured Agents or the Prepetition Secured Lenders with respect to the Prepetition Secured Obligations including, without limitation, any action to avoid, modify, dispute, challenge, or subordinate any of the Prepetition Secured Obligations or any Prepetition Liens, or entry of an order in any action by any other party granting such relief;

(xi) any DIP Collateral is subject to surcharge or marshaling;

(xii) the Debtor shall take any action, including, without limitation, the filing of any motion, application, or other request, directly or indirectly supporting or advancing the occurrence of any of the events described in the preceding clauses (i) through (xi);

(xiii) the Debtor makes any disbursements not contemplated by the Approved Budget;

(xiv) the occurrence of any other Event of Default (as defined in the DIP Credit Agreement), or the occurrence of any Default following the passage of any applicable notice or cure period set forth in the DIP Credit Agreement regardless of any acts or omissions of the DIP Secured Parties that would otherwise have resulted in such Default not becoming an Event of Default by virtue of such passage of any applicable notice or cure period;

(xv) the failure by the Debtor to timely perform any of the terms, provisions, conditions, covenants, or other obligations under this Interim Order;

(xvi) the failure of the Debtor to obtain the prior written consent of the DIP Agent to the Debtor’s (a) entering into or seeking authority from the Court to enter into any stalking horse bid or similar agreement to purchase all or a material portion of the Debtor’s assets, and/or (b) agreeing to provide any proposed stalking horse bidder with a break-up fee, expense reimbursement, or any other bid protections;

(xvii) the failure of the Debtor to timely comply with any of the following transaction process milestones set forth in Annex I to the DIP Credit Agreement (collectively, the “Transaction Process Deadlines”) or the failure of the Debtor to incorporate such milestones into a bid procedures motion and order that designates one or more of the DIP Agent, Prepetition Secured Agents, an entity formed by the DIP Agent or one of the Prepetition Secured Agents, and/or certain of the Prepetition Secured Lenders, as applicable, as the “stalking horse” bidder for a transaction involving substantially all of the Debtor’s assets (the “Bid Procedures Motion” and the “Bid Procedures Order,” respectively).

(g) Interest, Fees, Costs, and Expenses. The DIP Obligations shall bear interest at the rates, and be due and payable (and paid), as set forth in, and in accordance with the terms and conditions of, this Interim Order and the DIP Loan Documents, in each case without further notice, motion, or application to, order of, or hearing before, this Court. The Debtor shall pay, and the DIP Lenders shall concurrently fund, all fees, costs, expenses (including, without limitation, reasonable out-of-pocket legal and other professional fees and expenses of the DIP Agent and the DIP Lenders), and other charges payable under the terms of the DIP Loan Documents whether or not budgeted in the Approved Budget, whenever incurred, and without further notice (except as provided in Paragraph 18(a) of this Interim Order), motion, or application to, order of, or hearing before, this Court, and such fees, costs, expenses, and other charges shall be non-refundable and, except as provided in Paragraph 18(a) of this Interim Order, subject only to the Debtor’s reasonable right to review same.

(h) Use of DIP Facility Proceeds and Proceeds of DIP Collateral. The Debtor shall use the proceeds of all DIP Collateral (as defined below) solely in accordance with this Interim Order and the applicable provisions of the DIP Loan Documents. Without limiting the foregoing, the Debtor shall not be permitted to make any payments (from the DIP Collateral, the proceeds of loans under the DIP Facility, or otherwise) on account of any prepetition debt or obligation prior to the effective date of a chapter 11 plan with respect to the Debtor, except (a) with respect to the Prepetition Secured Obligations as set forth in this Interim Order and a Final Order; (b) as provided in the orders granting the relief requested in the various motions filed by the Debtor on or about the Petition Date, which orders shall be subject to this Interim Order and to the amounts authorized in the Approved Budget, along with the DIP Agent’s reasonable right to review and comment on the form of such orders; (c) as provided in other motions, orders, and requests for relief, each in form and substance acceptable to the DIP Agent prior to such motion, order, or request for such relief being filed; or (d) as otherwise expressly provided in the DIP Credit Agreement.

(i) Conditions Precedent. The DIP Secured Parties and Prepetition Secured Parties each have no obligation to extend credit under the DIP Facility or permit use of any DIP Collateral proceeds, including Cash Collateral, as applicable, during the Interim Period unless and until all conditions precedent to the extension of credit and/or use of DIP Collateral or proceeds thereof under the DIP Loan Documents and this Interim Order have been satisfied in full or waived by the requisite DIP Secured Parties and each of the Prepetition Secured Agents in accordance with the DIP Loan Documents and this Interim Order.

(j) DIP Liens. To secure the prompt payment and performance of any and all obligations of the Debtor to the DIP Agent and the DIP Lenders of whatever kind, nature or description, absolute or contingent, now existing or hereafter arising, the following security interests and liens, which shall immediately and without any further action by any Person, be valid, binding, permanent, perfected, continuing, enforceable, and non-avoidable upon the entry of this Interim Order and effective as of the Petition Date, are hereby granted by the Debtor to the DIP Agent, for its own benefit and the benefit of the DIP Secured Parties and without the necessity of execution by the Debtor or the filing or recordation of mortgages, security agreements, lockbox agreements, financing statements, or otherwise, on all tangible and intangible assets and property of the Debtor, now existing or hereinafter acquired, including, without limitation, all cash and cash equivalents (whether maintained with the DIP Agent or otherwise), and any investment in such cash or cash equivalents, money, inventory, goods, accounts receivable, other rights to payment, intercompany loans and other investments, investment property, contracts, contract rights, securities (whether or not marketable), properties, plants, equipment, machinery, general intangibles, payment intangibles, accounts, bank accounts, deposit accounts, documents, instruments, chattel paper, documents of title, letters of credit, letter of credit rights, supporting obligations, leases and other interests in leaseholds (provided, however, that to the extent that any lease prohibits the granting of a lien thereon, or otherwise prohibits hypothecation of the leasehold interest, then in such event the DIP Agent shall be granted a lien only on the economic value of, proceeds of sale or other disposition of, and any other proceeds and products of such leasehold interests), real property, fixtures, patents, copyrights, trademarks, trade names, other intellectual property, intellectual property licenses, permits, franchise rights, capital stock and other equity interests of subsidiaries, tax and other refunds, insurance or other proceeds, commercial tort claims, causes of action, any actions that could be brought by the Debtor or other representative of its estate under any section within chapter 5 of the Bankruptcy Code (“Avoidance Actions”) and proceeds relating thereto, rights under section 506(c) of the Bankruptcy Code, all other Collateral (as defined in the DIP Loan Documents), and all other property or “property of the estate” (as defined in section 541 of the Bankruptcy Code) of any kind or nature, real or personal, or mixed, now existing or hereafter acquired or created, and all rents, products, substitutions, accessions, profits, replacements, and cash and non-cash proceeds of all of the foregoing, wherever located (all of the foregoing collateral collectively referred to as the “DIP Collateral,” and all such Liens granted to the DIP Agent for the benefit of all the DIP Secured Parties pursuant to this Interim Order and the DIP Loan Documents, the “DIP Liens”):

(i) pursuant to section 364(c)(2) of the Bankruptcy Code, a perfected, binding, continuing, enforceable, and non-avoidable first priority Lien on all unencumbered DIP Collateral;

(ii) pursuant to section 364(c)(3) of the Bankruptcy Code, a perfected, binding, continuing, enforceable, and non-avoidable junior Lien on all DIP Collateral that is subject to the Prepetition Prior Liens, provided that such Lien shall be junior solely to and solely to the extent of any Prepetition Prior Liens; and

(iii) pursuant to section 364(d)(1) of the Bankruptcy Code, a perfected, binding, continuing, enforceable, and non-avoidable first priority, senior priming lien on all DIP Collateral (including, without limitation, Cash Collateral) that is senior to the Adequate Protection Replacement Liens (as defined below) and senior and priming to (x) the Prepetition Liens and (y) any Liens that are junior to the Prepetition Liens and the Adequate Protection Replacement Liens, after giving effect to any intercreditor or subordination agreements (the liens referenced in clauses (x) and (y), collectively, the “Primed Liens”); provided, however, that the liens described in this clause (iii) in this Interim Order shall be junior solely to the Carve-Out and the Prepetition Prior Liens.

Notwithstanding the foregoing or anything to the contrary contained in the DIP Loan Documents, the attachment of the DIP Liens on Avoidance Actions (other than Avoidance Actions arising under section 549 of the Bankruptcy Code) and on rights under section 506(c) of the Bankruptcy Code shall be subject to the entry of the Final Order.

(k) DIP Lien Priority. Notwithstanding anything to the contrary contained in this Interim Order or the DIP Loan Documents, for the avoidance of doubt, the DIP Liens granted to the DIP Agent for the benefit of the DIP Secured Parties shall in each and every case be first priority senior security interests and liens that (i) are subject only to the Prepetition Prior Liens, and the Carve-Out, and (ii) except as provided in sub-clause (i) of this Paragraph 2(k), are senior to all prepetition and postpetition liens or other interests of every kind, nature, and description of any other person or entity, whether created consensually, by an order of a court, or otherwise (including, without limitation, the Primed Liens and the Adequate Protection Replacement Liens). The DIP Liens and the DIP Superpriority Claims (as defined below) (A) shall not be subject to sections 506, 510, 542, 549, 550, or 551 of the Bankruptcy Code or otherwise or the “equities of the case” exception of section 552 of the Bankruptcy Code (in the case of section 506(c) of the Bankruptcy Code and the “equities of the case” exception of section 552 of the Bankruptcy Code, subject to the entry of the Final Order), (B) shall be senior in priority and right of payment to (x) any lien that is avoided and preserved for the benefit of the Debtor and its estate under section 551 of the Bankruptcy Code or otherwise or (y) any intercompany or affiliate liens or claims of the Debtor, and (C) shall be valid and enforceable against any trustee or any other estate representative appointed or elected in the Case, upon the conversion of the Case to a case under chapter 7 of the Bankruptcy Code, or in any other proceedings related to any of the foregoing (each, a “Successor Case”), and/or upon the dismissal of the Case.

(l) Enforceable Obligations. The DIP Loan Documents shall constitute and evidence the valid and binding DIP Obligations of the Debtor, which DIP Obligations shall be enforceable against the Debtor, its estate and any successors thereto (including, without limitation, any trustee or other estate representative in any Successor Case), and its creditors, in accordance with their terms. No obligation, payment, transfer, or grant of security under the DIP Credit Agreement, the other DIP Loan Documents, or this Interim Order shall be stayed, restrained, voidable, avoidable, disallowable, or recoverable under the Bankruptcy Code or under any applicable law (including, without limitation, under sections 502(d), 542, 544, 547, 548, 549, or 550 of the Bankruptcy Code or under any applicable state Uniform Voidable Transactions Act, Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law), or subject to any avoidance, disallowance, impairment, reduction, setoff, offset, recoupment, recharacterization, disgorgement, subordination (whether equitable, contractual, or otherwise), counterclaim, cross-claim, defense, surcharge, or any other challenge under the Bankruptcy Code or any applicable law or regulation by any person or entity.

(m) Superpriority Administrative Claim Status. In addition to the DIP Liens granted herein, effective immediately upon entry of this Interim Order, all of the DIP Obligations shall constitute allowed superpriority administrative claims pursuant to section 364(c)(1) of the Bankruptcy Code, which shall have priority, subject only to the payment of the Carve-Out, over any and all administrative expense claims, adequate protection, and other diminution claims

(including, without limitation, the Adequate Protection Superpriority Claims (as defined below)), unsecured claims, and all other claims against the Debtor or its estate, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses or other claims of the kinds specified in, or ordered pursuant to, sections 105, 326, 328, 330, 331, 503(a), 503(b), 506(c) (subject to the entry of the Final Order), 507(a), 507(b), 546, 726, 1113, and 1114 or any other provision of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy, or attachment (the “DIP Superpriority Claims”). The DIP Superpriority Claims shall, for purposes of section 1129(a)(9)(A) of the Bankruptcy Code, be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and shall be payable from and have recourse to all prepetition and postpetition property of the Debtor and all proceeds thereof. Other than as expressly provided in the DIP Credit Agreement and this Interim Order with respect to the Carve-Out, no costs or expenses of administration, including, without limitation, professional fees allowed and payable under sections 328, 330, or 331 of the Bankruptcy Code, or otherwise, that have been or may be incurred in these proceedings, or in any Successor Case, and no priority claims are, or will be, senior to, prior to, or on a parity with the DIP Superpriority Claims or the DIP Obligations, or with any other claims of the DIP Secured Parties arising hereunder.

3. Authorization to Use Cash Collateral and Proceeds of the DIP Facility. Subject to the terms and conditions of this Interim Order and the DIP Loan Documents, including, without limitation, the Approved Budget, which shall at all times be subject to the satisfaction of the DIP Agent, (a) the Debtor is authorized to use proceeds of credit extended under the DIP Facility from and after the Closing Date, and (b) the Debtor is authorized to use Cash Collateral; provided, however, that the Debtor shall be prohibited from at any time using proceeds of DIP Collateral (including Cash Collateral) or advances under the DIP Facility, in each case, except in accordance with the terms and conditions of this Interim Order and the DIP Loan Documents. To fund the Debtor’s working capital and other general corporate needs pending the Final Hearing, in accordance with the terms of this Interim Order, the DIP Loan Documents, and the Approved Budget, the Debtor may request advances and other financial accommodations under the DIP Facility. The DIP Agent may terminate the Debtor’s right to use proceeds of extensions of credit under the DIP Facility, DIP Collateral, Prepetition Collateral, and Cash Collateral without further notice, motion, or application to, order of, or hearing before, the Court, except as provided in Paragraph 13 of this Interim Order, immediately upon notice to such effect by the DIP Agent to the Debtor after the occurrence and during the continuance of any Termination Event. Upon the occurrence and during the continuance of a Termination Event (subject to Paragraph 13 of this Interim Order), any Prepetition Secured Agent (on behalf of the applicable Prepetition Secured Parties) may terminate the consensual Cash Collateral use arrangement contained herein without further notice, motion, or application to, order of, or hearing before, the Court; provided, however, that the rights of the DIP Agent, the DIP Lenders, the Prepetition Secured Agents, and the Prepetition Secured Lenders under this Interim Order or otherwise shall not be affected by the waiver of any Termination Event by any other party. The earliest date upon which the consensual Cash Collateral use arrangement described in this Interim Order is terminated pursuant to this Paragraph 3 shall be referred to herein as the “Cash Collateral Termination Date.”

4. Adequate Protection for Prepetition Secured Parties. In consideration for the Debtor’s use of Cash Collateral and other Prepetition Collateral and the priming of the Prepetition Liens, the Prepetition Secured Parties shall receive the following forms of adequate protection (collectively referred to as the “Prepetition Secured Parties’ Adequate Protection”):

(a) Adequate Protection Replacement Liens. To the extent there is a decrease in value of the interests of the Prepetition Secured Parties in the Prepetition Collateral (including Cash Collateral) from and after the Petition Date resulting from the use, sale, or lease by the Debtor of the applicable Prepetition Collateral (including Cash Collateral), the granting of the DIP Superpriority Claims, the granting of the DIP Liens, the subordination of the Prepetition Liens thereto and to the Carve-Out, the imposition or enforcement of the automatic stay of section 362(a) of the Bankruptcy Code, or otherwise (“Decrease in Prepetition Collateral Value”), the Prepetition Secured Agents, for the benefit of the applicable Prepetition Secured Parties, are hereby granted, subject to the terms and conditions set forth below, pursuant to sections 361, 363(e), and 364 of the Bankruptcy Code, replacement security interests and liens on all of the DIP Collateral (such adequate protection replacement security interests and liens, the “Adequate Protection Replacement Liens”), which Adequate Protection Replacement Liens shall be subject and subordinate only to the DIP Liens, the Prepetition Prior Liens, and the Carve-Out, and shall be senior in priority to the Prepetition Liens; provided, however, that the attachment of the Adequate Protection Replacement Liens on Avoidance Actions (other than Avoidance Actions arising under section 549 of the Bankruptcy Code) and proceeds relating thereto, as well as the waiver of any rights of the Debtor or its estate under section 506(c) of the Bankruptcy Code, shall be subject to the entry of the Final Order. The Adequate Protection Replacement Liens and the Adequate Protection Superpriority Claims (as defined below) (A) shall not be subject to sections 510, 542, 549, 550, or 551 of the Bankruptcy Code or, subject to entry of the Final Order, section 506(c) of the Bankruptcy Code or the “equities of the case”

exception of section 552 of the Bankruptcy Code, (B) shall be senior in priority and right of payment to (x) any lien that is avoided and preserved for the benefit of the Debtor and its estate under section 551 of the Bankruptcy Code or otherwise or (y) any intercompany or affiliate liens or claims of the Debtor, and (C) shall be continuing, binding, valid, perfected, unavoidable, and enforceable against any trustee or any other estate representative appointed or elected in the Case or any Successor Case, and/or upon the dismissal of the Case.

(b) Adequate Protection Superpriority Claims. To the extent of any Decrease in Prepetition Collateral Value, the Prepetition Secured Parties are hereby further granted allowed superpriority administrative claims in the Case and any Successor Case (such adequate protection superpriority claims, the “Adequate Protection Superpriority Claims”), pursuant to section 507(b) of the Bankruptcy Code, with priority over all administrative expense claims and unsecured claims against the Debtor or its estate, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kind specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, 1113, and 1114 and any other provision of the Bankruptcy Code, junior only to the DIP Superpriority Claims and the Carve-Out to the extent provided herein, and payable from and having recourse to all of the DIP Collateral; provided, however, that the Prepetition Secured Parties shall not receive or retain any payments, property, or other amounts in respect of the Adequate Protection Superpriority Claims unless and until all DIP Obligations have been Paid in Full (as defined below). For purposes of this Interim Order, the terms “Paid in Full,” “Pay in Full,” and “Payment in Full” shall mean, with respect to any referenced DIP Obligations, (i) the indefeasible payment in full in cash of such obligations and (ii) the termination of all credit commitments under the DIP Loan Documents.

(c) Further Adequate Protection. As further adequate protection, the Debtor (A) has committed, as set forth in this Interim Order, to adhere to the Transaction Process Deadlines, as may be modified with consent of the DIP Agent, and (B) shall simultaneously provide copies of any reports sent to the DIP Agent as may be required under this Interim Order or the DIP Credit Agreement to each of the Prepetition Secured Agents (both before and after Payment in Full of the DIP Obligations).

(d) Certain Payments. As further adequate protection, and without limiting any rights of any of the Prepetition Secured Agents and the other Prepetition Secured Parties under section 506(b) of the Bankruptcy Code, all of which rights are hereby preserved, and in consideration, and as a requirement, for obtaining the consent of the Prepetition First Lien Secured Parties to the entry of this Interim Order and the Debtor’s consensual use of Cash Collateral as provided herein, the Debtor shall (i) promptly following receipt of a written summary invoice, pay or reimburse currently the Prepetition First Lien Secured Agent and Prepetition First Lien Lenders for any and all of their accrued and past-due reasonable fees, costs, expenses, and charges (including, without limitation, the fees, costs, and expenses of counsel and financial advisors for the Prepetition First Lien Secured Agent and Prepetition First Lien Lenders) to the extent, and at the times, payable under the Prepetition Loan Documents and whether accrued before or after the Petition Date, and (ii) pay currently all reasonable out-of-pocket fees, costs, and expenses of the Prepetition First Lien Secured Agent and Prepetition First Lien Lenders (including, without limitation, the fees, costs, and expenses of counsel and financial advisors for the Prepetition First Lien Secured Agent and Prepetition First Lien Lenders), including, without limitation, those incurred in connection with the sale of all or substantially all of the Debtor’s assets or any chapter 11 plan, whether incurred before or after the Petition Date, in the case of each of sub-clauses

(i) and (ii) above, all whether or not budgeted in the Approved Budget, whenever incurred, and without further notice (except as provided in Paragraph 18(a) of this Interim Order), motion, or application to, order of, or hearing before, this Court. The foregoing payments must be indefeasibly paid in full in cash and satisfied on or before the effective date of any chapter 11 plan; provided, however, that in the event this Court determines that the Prepetition First Lien Secured Parties are not entitled to such payments on account of their secured claims or as adequate protection for the diminution in the value of the Prepetition First Lien Secured Parties’ interests in the Prepetition Collateral, any such payments shall be applied as a payment made to the principal amount of the Prepetition First Lien Secured Obligations.

(e) Consent to Priming and Adequate Protection. Each of the Prepetition Secured Agents, on behalf of the other Prepetition Secured Parties, is authorized to consent to the Prepetition Secured Parties’ Adequate Protection and the priming provided for herein under the Prepetition Loan Documents and has consented to the Prepetition Secured Parties’ Adequate Protection and the priming provided for herein; provided, however, that such consent of the Prepetition Secured Agents to the priming of the Prepetition Liens and the use of Cash Collateral provided for herein is expressly conditioned on the entry of this Interim Order, and such consent shall not be deemed to extend to any other Cash Collateral usage or other replacement financing or debtor in possession financing other than the DIP Facility provided under the DIP Loan Documents; and provided, further, that such consent shall be of no force and effect in the event this Interim Order is not entered or is entered and subsequently reversed, modified, stayed, or amended (unless such reversal, modification, stay, or amendment is acceptable to each of the Prepetition Secured Agents) or the DIP Loan Documents and DIP Facility as set forth herein are not approved; and provided, further, that in the event of the occurrence of the Maturity Date (as defined in the DIP Credit Agreement), nothing herein shall alter the burden of proof set forth in the applicable provisions of the Bankruptcy Code at any hearing concerning the continued use of Prepetition Collateral (including Cash Collateral) by the Debtor.

(f) Right to Credit Bid. Subject to entry of the Final Order, the DIP Agent (on behalf of the DIP Secured Parties) and each of the Prepetition Secured Agents (on behalf of the applicable Prepetition Secured Parties) or their respective assignees, designees, or successors, shall automatically be deemed a “qualified bidder” with respect to any disposition of DIP Collateral and shall have the right to “credit bid” up to the full amount of the DIP Obligations and the applicable Prepetition Secured Obligations (including, without limitation, the DIP Superpriority Claims and the Adequate Protection Superpriority Claims to the extent such claims have any value) during any sale or other disposition of all or any portion of the DIP Collateral, including, without limitation, sales occurring pursuant to section 363 of the Bankruptcy Code.

(g) Section 507(b) Reservation. Under the circumstances and given that the above-described adequate protection is consistent with the Bankruptcy Code, the Court finds that the adequate protection provided herein is reasonable to protect the interests of the respective Prepetition Secured Parties. Nothing in this Interim Order shall impair or modify the application of section 507(b) of the Bankruptcy Code, or preclude the granting of additional forms of adequate protection, in the event that the adequate protection provided herein to the Prepetition Secured Parties is insufficient to compensate for any Decrease in Prepetition Collateral Value during the Case or any Successor Case; provided, however, that any such additional section 507(b) claims shall be subject to the same relative priority as such party’s Adequate Protection Superpriority Claims, as provided in this Interim Order.

5. Automatic Postpetition Lien Perfection. This Interim Order shall be sufficient and conclusive evidence of the validity, enforceability, perfection, priority, and non-avoidability of the DIP Liens and the Adequate Protection Replacement Liens without the necessity of (a) filing or recording any financing statement, deed of trust, mortgage, control agreement, or other instrument or document which may otherwise be required under the law of any jurisdiction or (b) taking any other act or action to validate or perfect the DIP Liens and the Adequate Protection Replacement Liens or to entitle the DIP Liens and the Adequate Protection Replacement Liens to the priorities granted herein. Notwithstanding the foregoing, the DIP Agent and each of the Prepetition Secured Agents (in the latter case, solely with respect to the Adequate Protection Replacement Liens) may, each in its respective sole and absolute discretion, enter into and file, as applicable, financing statements, mortgages, security agreements, notices of liens, and other similar documents, and is hereby granted relief from the automatic stay of section 362 of the Bankruptcy Code in order to do so, and all such financing statements, mortgages, security agreements, notices, and other agreements or documents shall be deemed to have been filed or recorded at the time of and on the Petition Date. The Debtor shall execute and deliver to the DIP Agent or to the applicable Prepetition Secured Agent all such financing statements, mortgages, notices, and other documents as such parties may reasonably request to evidence and confirm the contemplated validity, perfection, and priority of, the DIP Liens and the Adequate Protection Replacement Liens, as applicable, granted pursuant hereto. Without limiting the foregoing, each of the DIP Agent and the applicable Prepetition Secured Agent, each in its respective sole and absolute discretion, may file a photocopy of this Interim Order as a financing statement with any recording officer designated to file financing statements or with any registry of deeds or similar office in any jurisdiction in which the Debtor has real or personal property, and in such event, the subject filing or recording officer shall be authorized and directed to file or record such copy of this Interim Order. Subject to the entry of the Final Order, any provision of any lease, loan document, easement, use agreement, proffer, covenant, license, contract, organizational document, or other instrument or agreement that requires the payment of any fees or obligations to any non-governmental entity in order for the Debtor to pledge, grant, mortgage, sell, assign, or otherwise transfer any fee or leasehold interest or the proceeds thereof or other DIP Collateral, is and shall be deemed to be inconsistent with the provisions of the Bankruptcy Code, and shall have no force or effect with respect to the Liens on such leasehold interests or other applicable DIP Collateral or the proceeds of any assignment and/or sale thereof by the Debtor, in favor of the DIP Secured Parties in accordance with the terms of the DIP Loan Documents and this Interim Order or in favor of the Prepetition Secured Parties in accordance with this Interim Order. To the extent that a Prepetition Secured Agent is the secured party under any security agreement, mortgage, leasehold mortgage, landlord waiver, financing statement, or account control agreements, listed as loss payee under any of the Debtor’s insurance policies, or is the secured party under any of the Prepetition Loan Documents, the DIP Agent shall also be deemed to be the secured party under such account control agreements, loss payee under the Debtor’s insurance policies, and the secured party under each such Prepetition Secured Loan Document, shall have all rights and powers attendant to that position (including, without limitation, rights of enforcement), and shall act in that capacity and distribute any proceeds recovered or received first, for the benefit of the DIP Secured Parties in accordance with the DIP Loan Documents, and second, subsequent to Payment in Full of all DIP Obligations, for the benefit of the Prepetition Secured Parties. To the extent necessary, the applicable Prepetition Secured Agent shall serve as agent for the DIP Agent for purposes of perfecting its respective liens on all DIP Collateral that is of a type such that perfection of a lien therein under otherwise applicable nonbankruptcy law may be accomplished only by possession or control by a secured party.

6. Reservation of Certain Third Party Rights and Bar of Challenges and Claims. The Debtor’s Stipulations shall be binding on the Debtor and its estate in all circumstances upon entry of this Interim Order. The Debtor’s Stipulations shall be binding on each other party in interest, including the Committee, unless first, (x) if a Committee is formed, the Committee within sixty (60) calendar days of its formation, or (y) solely if no Committee is formed, any other party in interest (that obtains standing) within seventy-five (75) calendar days following the date of entry of this Interim Order,4 commences (A) a contested matter, adversary proceeding, or other action or “claim” (as defined in the Bankruptcy Code) challenging or otherwise objecting to the admissions, stipulations, findings, or releases included in the Debtor’s Stipulations, or (B) a contested matter, adversary proceeding, or other action against any or all of the Prepetition Secured Parties in connection with or related to the validity or extent of Prepetition Secured Obligations or the Prepetition Liens, or the actions or inactions of any of the Prepetition Secured Parties arising out of or related to the Prepetition Secured Obligations or the Prepetition Liens (clauses (i) and (ii) collectively, the “Challenges” and, each individually, a “Challenge”), and second, such challenging party obtains a final, non-appealable order in favor of such party sustaining any such Challenge in any such timely-filed contested matter, adversary proceeding, or other action. If a chapter 7 trustee or a chapter 11 trustee is appointed during the Challenge Period, then the Challenge Period Termination Date with respect to such trustee only,

[4]

The time period established by the earlier of clauses (x) and (y), as the same may be extended in accordance with this Paragraph 6, shall be referred to as the “Challenge Period”; and the date that is the next calendar day after the termination of the Challenge Period in the event that either (i) no Challenge (as defined below) is properly raised during the Challenge Period or (ii) with respect only to those parties who properly file a Challenge (as defined below), such Challenge is fully and finally adjudicated, shall be referred to as the “Challenge Period Termination Date.”

shall be the later of (i) the last day of the Challenge Period and (ii) the date that is sixty (60) calendar days after the date on which such trustee is appointed. Except as otherwise expressly provided in this Paragraph 6, upon the Challenge Period Termination Date and for all purposes in the Case and any Successor Case, (i) all payments made to or for the benefit of the Prepetition Secured Parties pursuant to, or otherwise authorized by, this Interim Order or otherwise (whether made prior to, on, or after the Petition Date) shall be indefeasible and not be subject to avoidance, disallowance, impairment, recharacterization, recovery, disgorgement, subordination, attack, setoff, offset, recoupment, counterclaim, defense, or “claim” (as defined in the Bankruptcy Code) of any kind, (ii) any and all such Challenges by any party in interest shall be deemed to be forever released, waived, and barred; (iii) the Prepetition Secured Obligations shall be deemed to be fully allowed secured claims within the meaning of section 506 of the Bankruptcy Code, and (iv) the Debtor’s Stipulations, including, without limitation, the release provisions therein, shall be binding on all parties in interest. Notwithstanding the foregoing, to the extent any Challenge is timely asserted, the Debtor’s Stipulations and the other provisions in clauses (i) through (iv) in the immediately preceding sentence shall nonetheless remain binding and preclusive on any Committee and on any other party in interest from and after the Challenge Period Termination Date, except to the extent that such Debtor’s Stipulations or the other provisions in clauses (i) through (iv) of the immediately preceding sentence were expressly challenged in such Challenge. Subject to entry of the Final Order, the Challenge Period may be extended only with the prior written consent of each of the Prepetition Secured Agents, each in its respective sole and absolute discretion. Notwithstanding any provision to the contrary herein, (i) nothing in this Interim Order shall be construed to grant standing on any Committee or any other party in interest to bring any Challenge on behalf of the Debtor’s estate and (ii) each of the

Prepetition Secured Parties’ and the Debtor’s rights to challenge the standing of any party in interest to commence any such action is reserved. The failure of any Committee or any other party in interest to obtain an order of this Court granting standing to bring any Challenge on behalf of the Debtor’s estate shall not be a defense to failing to commence a Challenge prior to the Challenge Period Termination Date as required under this Paragraph 6.

7. Carve-Out. Subject to the terms and conditions contained in this Paragraph 7, each of the DIP Liens, the DIP Superpriority Claims, the Prepetition Liens, the Adequate Protection Replacement Liens, and the Adequate Protection Superpriority Claims shall be subject and subordinate to payment of the Carve-Out (as defined below).

(a) Carve-Out. For purposes of this Interim Order, “Carve-Out” means, severally:

(i) payment of fees to the Office of the United States Trustee pursuant to 28 U.S.C. § 1930(a)(6), in such amounts as are determined by agreement with the Office of the United States Trustee or by final order of the Court;

(ii) fees payable to the Clerk of this Court;

(iii) the lesser of (1) the amount of the unpaid and outstanding reasonable fees, costs, and expenses actually incurred by attorneys, accountants, and other professionals (collectively, “Professionals”) retained, with the approval of the Bankruptcy Court, by the Debtor (including ordinary course Professionals) and (2) the budgeted (on an accrued basis, not on a cash basis, regardless of whether or not such fees, costs and expenses are subject to hold back) and unpaid amount of the fees, costs, and expenses of each of the Debtor’s Professionals (including ordinary course Professionals), as set forth in the applicable line item in the Approved Budget (the amount set forth in clauses (1) and (2), as applicable, along with the obligations referenced in subsection v. below the “Debtor Professional Fees”), in each case, for the period from and after the Petition Date and prior to the earlier of the Termination Declaration Date (as defined below) or the Cash Collateral Termination Declaration Date (as defined below) (such earlier date, the “Carve-Out Trigger Date”); provided, that such Debtor Professional Fees are ultimately allowed by a final order of the Court pursuant to section 330 of the Bankruptcy Code (whether such Debtor Professional Fees are allowed before or after the Carve-Out Trigger Date);

(iv) the lesser of (1) the amount of the unpaid and outstanding reasonable fees, costs, and expenses actually incurred any Professionals retained, with the approval of the Bankruptcy Court, by any Committee and (2) the budgeted and unpaid amount of the fees, costs, and expenses of the Committee’s Professionals, as set forth in the applicable line item in the Approved Budget (the amount set forth in clauses (1) and (2), as applicable, the “Committee Professional Fees”), in each case, for the period from and after the Petition Date and prior to the Carve-Out Trigger Date; provided, that such Committee Professional Fees are ultimately allowed by a final order of the Bankruptcy Court pursuant to section 330 of the Bankruptcy Code (whether such Committee Professional Fees are allowed before or after the Carve-Out Trigger Date);

(v) the amount of any fee, besides the Monthly Fee (as defined therein) in the Agreement dated June 16, 2014, between KiOR, Inc. and Guggenheim Securities, LLC, defining the terms of Guggenheim’s engagement as investment advisor, as such obligations become due and payable (the “Guggenheim Obligations”), but only to the extent that such fee results from a sale or transaction relating to the Debtor (for the avoidance of doubt, any fee resulting from a sale or transaction entered into by non-debtor KiOR Columbus, LLC that does not include the Purchased Assets (as defined in the Bid Procedures Order) shall not be included within the Carve-Out);

(vi) the amount of the unpaid and outstanding reasonable Debtor Professional Fees that are incurred by the Debtor during any period on and after a Carve-Out Trigger Date (the “Carve-Out Expense Reduction Period”) in an aggregate amount not to exceed $100,000; and

(vii) the amount of the unpaid and outstanding reasonable Committee Professional Fees that are incurred during the Carve-Out Expense Reduction Period in an aggregate amount not to exceed $25,000 (items (v) and (vi), collectively, the “Professional Expense Carve-Out Cap”).

(b) No Direct Obligation to Pay Professional Fees; No Waiver of Right to Object to Fees. The DIP Agent, the other DIP Secured Parties, the Prepetition Secured Agents, and the other Prepetition Secured Parties shall not be responsible for the direct payment or reimbursement of any fees or disbursements of any of the Debtor’s Professionals or the Committee’s Professionals incurred in connection with the Case or any Successor Case under any chapter of the Bankruptcy Code; provided, however, that, subject to the terms and conditions of the DIP Credit Agreement, the DIP Lenders shall provide adequate funds to satisfy the obligations outlined in the Carve-Out. Nothing in this Interim Order or otherwise shall be construed (i) to obligate any Prepetition Secured Agent or any other Prepetition Secured Parties in any way to pay compensation to, or to reimburse expenses of, any of the Debtor’s

Professionals or the Committee’s Professionals, or to guarantee that the Debtor or its estate has sufficient funds to pay such compensation or reimbursement or (ii) to increase the Carve-Out if actual allowed fees and expenses of any of the Debtor’s Professionals or the Committee’s Professionals are higher in fact than the amounts set forth in the Approved Budget or the Professional Expense Carve-Out Cap. Notwithstanding any provision in this Paragraph 7 to the contrary, no portion of the Carve-Out, Cash Collateral, Prepetition Collateral, DIP Collateral, or proceeds of the DIP Facility shall be utilized for the payment of professional fees and disbursements to the extent restricted under Paragraph 14 of this Interim Order. Nothing in this Interim Order shall be construed as consent to the allowance of any professional fees or expenses of any of the Debtor, any Committee, any other official or unofficial committee in the Case or any Successor Case, or of any other person or entity, or shall affect the right of any DIP Secured Party or any Prepetition Secured Party to object to the allowance and payment of any such fees and expenses.

8. Waiver of Section 506(c) Claims. Subject to the entry of the Final Order, no costs or expenses of administration which have or may be incurred in the Case or any Successor Case at any time shall be charged against or recovered from or against any of the Prepetition Secured Agents, the Prepetition Secured Lenders, their respective claims or interests, and/or the Prepetition Collateral pursuant to section 506(c) of the Bankruptcy Code or otherwise without the prior written consent of the applicable Prepetition Secured Agent in its sole and absolute discretion, and no such consent shall be implied from any other action, inaction, or acquiescence by the applicable Prepetition Secured Agent or any Prepetition Secured Lender.

9. Other Protection of Secured Parties’ Rights.

(a) Unless the DIP Agent shall have provided its prior written consent or all DIP Obligations have been Paid in Full, there shall not be entered in the Case, or in any Successor Case, any order which authorizes any of the following: (i) the obtaining of credit or the incurring of indebtedness that is secured by a security, mortgage, or collateral interest or other Lien on all or any portion of the DIP Collateral and/or that is entitled to administrative priority status, in each case which is superior to or pari passu with the DIP Liens, the DIP Superpriority Claims, and the other DIP Protections granted pursuant to this Interim Order to the DIP Secured Parties; or (ii) the use of Cash Collateral for any purpose other than to Pay in Full the DIP Obligations or as otherwise permitted in the DIP Loan Documents and this Interim Order. Unless each of the Prepetition Secured Agents shall have provided prior written consent or all Prepetition Secured Obligations have been paid in full in cash, there shall not be entered in the Case, or in any Successor Case, any order which authorizes any of the following: (i) the obtaining of credit or the incurring of indebtedness that is secured by a security, mortgage, or collateral interest or other Lien on all or any portion of the DIP Collateral and/or that is entitled to administrative priority status, in each case which is superior to or pari passu with the Prepetition Liens, or the Adequate Protection Replacement Liens, the Adequate Protection Superpriority Claims, and the other Prepetition Secured Parties’ Adequate Protection granted pursuant to this Interim Order; or (ii) the use of Cash Collateral for any purpose other than to pay the Prepetition Secured Obligations or as otherwise permitted in this Interim Order.

(b) The Debtor (and/or its legal and financial advisors in the case of clauses (ii) through (iv) below) will, whether or not Payment in Full of the DIP Obligations has occurred, (i) maintain books, records, and accounts to the extent and as required by the DIP Loan

Documents, (ii) reasonably cooperate, consult with, and provide to the DIP Agent and the Prepetition Secured Agents all such information and documents as required or allowed under the DIP Loan Documents, the Prepetition Loan Documents, or the provisions of this Interim Order, (iii) permit representatives of the DIP Agent and each of the Prepetition Secured Agents such rights to visit and inspect any of the Debtor’s properties, to examine and make abstracts or copies from any of its books and records, to conduct a collateral audit and analysis of its inventory and accounts, to perform any appraisals of the DIP Collateral, to tour the Debtor’s business premises and other properties, and to discuss, and provide advice with respect to, its affairs, finances, properties, business operations, and accounts with its officers, employees, and independent public accountants as and to the extent required by the DIP Loan Documents or the Prepetition Loan Documents, and (iv) permit the DIP Agent, each of the Prepetition Secured Agents, and their respective representatives to consult with the Debtor’s management and advisors on matters concerning the general status of the Debtor’s business, financial condition, and operations.

10. Proceeds of Subsequent Financing. Without limiting the provisions and protections of Paragraph 9 of this Interim Order, if at any time prior to the Payment in Full of all the DIP Obligations (including, without limitation, subsequent to the confirmation of any chapter 11 plan with respect to the Debtor), the Debtor’s estate, any trustee, any examiner with enlarged powers, or any responsible officer subsequently appointed shall obtain credit or incur debt pursuant to sections 364(b), 364(c), 364(d), or any other provision of the Bankruptcy Code in violation of the DIP Loan Documents, then all of the cash proceeds derived from such credit or debt and all Cash Collateral shall immediately be turned over to the DIP Agent until Payment in Full of the DIP Obligations and then, subject to Challenge pursuant to Paragraph 6 of this Interim Order, to the Prepetition Secured Agents for application to the Prepetition Secured Obligations.

11. Cash Collection. The Debtor shall maintain its existing cash management system to the extent set forth in the DIP Loan Documents unless the DIP Agent, in its sole and absolute discretion, consents in writing to any proposed modification to such cash management system, or as otherwise ordered by the Court. From and after the date of the entry of this Interim Order, all collections and proceeds of any DIP Collateral or Prepetition Collateral or services provided by the Debtor and all Cash Collateral which shall at any time come into the possession, custody, or control of the Debtor, or to which the Debtor is now or shall become entitled at any time, shall be promptly deposited in the same bank accounts into which the collections and proceeds of the Prepetition Collateral were deposited under the Prepetition Loan Documents (or in such other accounts as are designated by the DIP Agent from time to time). The DIP Agent and, after Payment in Full of the DIP Obligations, each of the Prepetition Secured Agents, shall be deemed, without any further action of any kind, to have “control” over all of the Debtor’s bank accounts within the meaning of Sections 8-106, 9-104, 9-105, 9-106, 9-107, and 9-314 of the New York Commercial Code.

12. Disposition of DIP Collateral. Unless the DIP Obligations are Paid in Full upon the closing of a sale or similar transaction, whether under a chapter 11 plan or otherwise, the Debtor shall not sell, transfer, lease, encumber, or otherwise dispose of any portion of the DIP Collateral (or enter into any binding agreement to do so) without the prior written consent of the DIP Agent (and no such consent shall be implied from any other action, inaction, or acquiescence by any DIP Secured Party or any order of this Court), except as permitted in the DIP Loan Documents and this Interim Order. Without limiting any power of this Court, the

Debtor shall not, without the prior written consent of the DIP Agent, in its sole and absolute discretion, (a) enter into any agreement to return any goods to any creditor for application against any prepetition indebtedness under any applicable provision of section 546 of the Bankruptcy Code, or (b) consent to any creditor taking any setoff against any of its prepetition indebtedness based upon any such return pursuant to section 553(b)(1) of the Bankruptcy Code or otherwise. In the event that the Debtor sells or otherwise disposes of any of the DIP Collateral other than in the ordinary course of business, the Debtor is authorized and directed to have all cash and other proceeds of any such sale, less amounts, if any, authorized to be deducted therefrom under the Carve-Out or the Approved Budget, paid (i) until all DIP Obligations are Paid in Full, directly to the DIP Agent for application to the DIP Obligations, and (ii) after the DIP Obligations have been Paid in Full but subject to entry of the Final Order, directly to the Prepetition Secured Agents for application to the Prepetition Secured Obligations; provided, however, that such payment or application shall be without prejudice to (x) any timely Challenge asserted before or after such payment or application of proceeds and (y) any rights under section 506(b) of the Bankruptcy Code with respect to whether the Prepetition Secured Obligations are oversecured or undersecured. Unless the DIP Obligations have been Paid in Full, no other party may foreclose or otherwise seek to enforce any junior lien or claim in any DIP Collateral (other than the Carve-Out).

13. Rights and Remedies Upon Termination Event.

(a) Any automatic stay otherwise applicable to the DIP Secured Parties is hereby modified, without requiring prior notice to or authorization of this Court, to the extent necessary to permit the DIP Secured Parties to exercise the following remedies upon the occurrence and during the continuance of any Termination Event: (i) immediately cease making advances under the DIP Facility; (ii) immediately declare a termination, reduction, or restriction on the ability of the Debtor to use any Cash Collateral (except as permitted in Paragraph 13(b) of this Interim Order), including Cash Collateral derived solely from the proceeds of DIP Collateral (any such declaration to be made to the Debtor, the Prepetition Secured Agents, the respective lead counsel to any Committee, and the United States Trustee shall be referred to herein as a “Termination Declaration” and the date which is the earliest to occur of any such Termination Declaration being herein referred to as the “Termination Declaration Date”); and (iii) absent the granting of relief in favor of the Debtor as set forth in Paragraph 13(b) of this Interim Order, (X) declare the principal amount then outstanding of, and the accrued interest on, the DIP Obligations and all other amounts payable by the Debtor under the DIP Loan Documents to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Debtor; (Y) terminate the DIP Facility and any DIP Loan Document as to any future liability or obligation of the DIP Secured Parties, but without affecting any of the DIP Obligations or the DIP Liens securing the DIP Obligations; and/or (Z) take any act or action permitted to be taken by the DIP Loan Documents during the continuance of any Termination Event.

(b) Five (5) calendar days following a Termination Declaration Date, the DIP Agent shall have relief from the automatic stay and may foreclose on all or any portion of the DIP Collateral, collect accounts receivable, and apply the proceeds thereof to the DIP Obligations, occupy the Debtor’s premises to sell or otherwise dispose of the DIP Collateral, or otherwise exercise remedies against the DIP Collateral permitted by applicable nonbankruptcy law. Solely during the 5-day period after a Termination Declaration Date, the Debtor, the DIP Agent, each of the Prepetition Secured Agents, and any Committee shall be entitled to an emergency hearing before the Court to address the existence of a Termination Event. Unless during such period the Court determines that a Termination Event has not occurred or, if a Termination Event has occurred but is permitted to be cured, that such Termination Event was cured timely, the automatic stay, as to the DIP Secured Parties, shall automatically terminate at the end of such 5-day period, without further notice or order. During such 5-day period, the Debtor may not request further advances on the DIP Facility and may not use Cash Collateral or any amounts previously advanced under the DIP Credit Facility except to pay payroll and other expenses critical to keep the business of the Debtor operating in accordance with the Approved Budget.

(c) Upon the occurrence and during the continuance of a Termination Event, any Prepetition Secured Agent may declare a termination, reduction, or restriction on the ability of the Debtor to use any Cash Collateral by providing notice of such Termination Event to the Debtor, the DIP Agent, the counsel to any Committee, and the United States Trustee (a “Cash Collateral Termination Declaration,” and the date on which such notice is given shall be referred to as the “Cash Collateral Termination Declaration Date”). Subject to Paragraph 13(d) of this Interim Order, on the Cash Collateral Termination Declaration Date, the Debtor’s right to use Cash Collateral shall automatically cease.

(d) Solely within five (5) calendar days following a Cash Collateral Termination Declaration Date, the Debtor and any Committee shall be entitled to seek an emergency hearing before the Court (to be held on the first available date on the Court’s calendar) to request use of Cash Collateral without the consent of the Prepetition Secured Parties in accordance with the Bankruptcy Code. Unless and until the Court determines that the Debtor may use Cash Collateral at such emergency hearing, the Debtor may not use Cash Collateral or any amounts under the DIP Facility except to pay payroll and other expenses critical to keep the business of the Debtor operating in accordance with the Approved Budget.

(e) All proceeds realized in connection with the exercise of the rights and remedies of the DIP Secured Parties or the Prepetition Secured Parties shall be turned over to the DIP Agent for application to the DIP Obligations under, and in accordance with, the provisions of the DIP Loan Documents until Payment in Full of the DIP Obligations; provided, however, that in the event of the liquidation or other disposition (whether as a going concern or otherwise) of all or substantially all of the property of the Debtor’s estate after the occurrence and during the continuance of a Termination Event, the Carve-Out shall be funded into a segregated account exclusively (i) first, from proceeds of any unencumbered assets of the Debtor, and (ii) then from Cash Collateral received by the DIP Agent subsequent to the date of termination of the DIP Obligations and prior to the distribution of any such Cash Collateral to any other parties in interest.

(f) Subject to entry of the Final Order, and notwithstanding anything contained herein to the contrary, and without limiting any other rights or remedies of the DIP Agent or the other DIP Secured Parties contained in this Interim Order or the DIP Loan Documents, or otherwise available at law or in equity, and subject to the terms of the DIP Loan Documents, upon five (5) calendar days’ written notice, to the Debtor and any landlord, lienholder, licensor, or other third party owner of any leased or licensed premises or intellectual property, that a Termination Event has occurred and is continuing, the DIP Agent (i) may, unless otherwise provided in any separate agreement by and between the applicable landlord or licensor and the DIP Agent (the terms of which shall be reasonably acceptable to the parties thereto), enter upon any leased or licensed premises of the Debtor for the purpose of exercising any remedy with respect to any DIP Collateral located thereon and (ii) shall be entitled to all of the Debtor’s rights and privileges as lessee or licensee under the applicable license and to use any and all trademarks, trade names, copyrights, licenses, patents, or any other similar assets of the Debtor, which are owned by or subject to a Lien of any third party and which are used by the Debtor in its business, in either the case of subparagraph (i) or (ii) of this Paragraph 13(f) without interference from lienholders or licensors thereunder, subject to such lienholders’ or licensors’ rights under applicable law. Nothing in this Interim Order shall require the Debtor, the DIP Agent, or the other DIP Secured Parties to assume any lease, license, or other contract under section 365(a) of the Bankruptcy Code as a precondition to the rights afforded to the DIP Agent and the other DIP Secured Parties in this Paragraph 13(f).

(g) The automatic stay imposed under section 362(a) of the Bankruptcy Code is hereby modified pursuant to the terms of this Interim Order and the DIP Loan Documents as necessary to (i) permit the Debtor to grant the Adequate Protection Replacement Liens and the DIP Liens and to incur all liabilities and obligations to the Prepetition Secured Parties and the DIP Secured Parties under the DIP Loan Documents, the DIP Facility, and this Interim Order; (ii) authorize the DIP Secured Parties and the Prepetition Secured Parties to retain and apply payments hereunder; (iii) permit the DIP Agent, acting on behalf of itself and the DIP Lenders, to perform any act authorized or permitted under or by virtue of this Interim Order or the DIP Loan Documents; (iv) permit the Prepetition Secured Agents, acting on behalf of themselves and the applicable Prepetition Secured Lenders, to perform any act authorized or permitted under or by virtue of this Interim Order; and (v) otherwise to the extent necessary to implement and effectuate the provisions of this Interim Order.

14. Restriction on Use of Proceeds. Notwithstanding anything in this Interim Order to the contrary, no loans and/or proceeds from the DIP Facility, DIP Collateral, Cash Collateral (including, without limitation, any prepetition retainer held by any professionals for the below-referenced parties), Prepetition Collateral, or any portion of the Carve-Out may be used by (a) the Debtor, any Committee, any trustee or other estate representative appointed in the Case or any Successor Case, or any other person, party, or entity to (or to pay any professional fees and disbursements incurred in connection therewith) investigate or prosecute any Challenge or any other litigation in connection with the value of the Prepetition Collateral or the DIP Collateral; and (b) any of the Debtor, any Committee, and any trustee or other estate representative appointed in the Case or any Successor Case, or any other person, party, or entity to (or to pay any professional fees and disbursements incurred in connection therewith): (i) request authorization to obtain postpetition loans or other financial accommodations pursuant to section 364(c) or (d) of the Bankruptcy Code, or otherwise, other than from the DIP Secured Parties; (ii) investigate (except as set forth below), assert, join, commence, support, or prosecute any action for any claim, counter-claim, action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination, or similar relief against, or adverse to the interests of, in any capacity, any or all of the DIP Secured Parties, the Prepetition Secured Parties, or their respective affiliates, successors, or assigns or any of their respective officers, directors, employees, agents, attorneys, affiliates, assigns, or successors, with respect to any transaction, occurrence, omission, action, or other matter (including formal discovery proceedings in anticipation thereof), including, without limitation, (A) any Challenges and any Avoidance Actions or other actions arising under chapter 5 of the Bankruptcy Code; (B) any action with respect to the validity, enforceability, priority, and extent of the DIP Obligations and/or the Prepetition Secured Obligations, or the validity, extent, and priority of the DIP Liens, the Prepetition Liens, or the Adequate Protection Replacement Liens (including, with respect to the Prepetition Secured Parties only, the value of the DIP Collateral); (C) any action seeking to invalidate, set aside, avoid, or subordinate, in whole or in part, the DIP Liens, the other DIP Protections, the Prepetition Liens, the Adequate Protection Replacement Liens, or the other Prepetition Secured Parties’ Adequate Protection; (D) except to contest in good faith the occurrence or continuance of any Termination Event as permitted in Paragraph 13 of this Interim Order, any action seeking, or having the effect of, preventing, hindering, or otherwise delaying any or all of the DIP Secured Parties’ (and, after the Payment in Full of the DIP Obligations, the Prepetition Secured Parties’) assertion, enforcement, or realization on the Cash Collateral or the DIP Collateral in accordance with the DIP Loan Documents or the Prepetition Loan Documents, as applicable, or this Interim Order; and/or (E) any act or action seeking to modify any of the rights, remedies, priorities, privileges, protections, and benefits granted to any or all of the DIP Secured Parties and the Prepetition Secured Parties hereunder or under the DIP Loan Documents or the Prepetition Loan Documents, as applicable, or any payments made thereunder or respect thereto; provided, however, that, subject to the entry of the Final Order, up to $30,000 in the aggregate of the Carve-Out, any DIP Collateral, any Prepetition Collateral, any Cash Collateral, or proceeds of the DIP Facility may be used by the Committee (to the extent such committee is appointed) to investigate (but not to prosecute) the validity, perfection, priority, extent, or enforceability of the Prepetition Secured Obligations or the Prepetition Liens so long as such investigation occurs within the Challenge Period; (iii) pay any fees or similar amounts to any person (other than the Prepetition Secured Parties) who has proposed or may propose to purchase interests in the Debtor without the prior written consent of the DIP Agent; or (iv) use or seek to use Cash Collateral or sell or otherwise dispose of DIP Collateral, unless otherwise permitted hereby, without the prior written consent of the DIP Agent or the Prepetition Secured Agents, as applicable.

15. Proofs of Claim. Upon entry of the Final Order, the Prepetition Secured Agents and the other Prepetition Secured Parties will not be required to file proofs of claim in the Case or any Successor Case for any claim described in this Interim Order. The Debtor’s Stipulations shall be deemed to constitute timely filed proofs of claim for all the Prepetition Secured Parties in respect of all Prepetition Secured Obligations. Notwithstanding any order entered by the Court in relation to the establishment of a bar date in the Case or any Successor Case to the contrary, each of the Prepetition Secured Agents for the benefit of themselves and the applicable Prepetition Secured Lenders are hereby authorized and entitled, in their respective sole and absolute discretion, but not required, to file (and amend and/or supplement, as each of them sees fit) a proof of claim and/or aggregate proofs of claim in the Case or any Successor Case for any claim described herein.

16. Preservation of Rights Granted Under the Interim Order.

(a) No Non-Consensual Modification or Extension of Interim Order. Subject to any exercise of rights under Paragraph 13 of this Interim Order, the Debtor irrevocably waives any right to seek any amendment, modification, or extension of this Interim Order (including, without limitation, through any chapter 11 plan) without the prior written consent of the DIP Agent, and no such consent shall be implied by any other action, inaction, or acquiescence of the DIP Secured Parties. In the event any or all of the provisions of this Interim Order are hereafter modified, amended, or vacated by a subsequent order of this Court or any other court, such modification, amendment, or vacatur shall not affect the validity, perfection, priority, allowability, enforceability, or non-avoidability of any advances, payments, or use of cash whether previously or hereunder, or lien, claim, or priority authorized or created hereby. Based on the findings set forth in this Interim Order and in accordance with section 364(e) of the Bankruptcy Code, which is applicable to the DIP Facility contemplated by this Interim Order, in the event any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated, or stayed by a subsequent order of this Court or any other court, the DIP Secured Parties and the Prepetition Secured Parties shall be entitled to the protections provided in section 364(e) of the Bankruptcy Code, and no such reversal, modification, vacatur, or stay shall affect (i) the validity, perfection, priority, allowability, enforceability, or non-avoidability of any DIP Protections and the Prepetition Secured Parties’ Adequate Protection granted or incurred prior to the actual receipt of written notice by the DIP Agent or a Prepetition Secured Agent, as the case may be, of the effective date of such reversal, modification, vacatur, or stay or (ii) the validity, perfection, priority, enforceability, or non-avoidability of any lien, interest, or priority authorized or created hereby or pursuant to the DIP Loan Documents with respect to any DIP Obligations and the Prepetition Secured Parties’ Adequate Protection. Notwithstanding any such reversal, modification, vacatur, or stay, any use of Cash Collateral or any DIP Obligations or Prepetition Secured Parties’ Adequate Protection incurred or granted by the Debtor prior to the actual receipt of written notice by the DIP Agent or a Prepetition Secured Agent, as applicable, of the effective date of such reversal, modification, vacatur, or stay shall be governed in all respects by the original provisions of this Interim Order, and the DIP Secured Parties and the Prepetition Secured Parties shall be entitled to all of the DIP Protections and Prepetition Secured Parties’ Adequate Protection, as the case may be, and all other rights, remedies, liens, priorities, privileges, protections, and benefits granted in section 364(e) of the Bankruptcy Code, this Interim Order, and pursuant to the DIP Loan Documents with respect to all uses of Cash Collateral and all DIP Obligations and Prepetition Secured Parties’ Adequate Protection.

(b) Dismissal. If any order dismissing the Case under section 1112 of the Bankruptcy Code or otherwise is at any time entered, this Court’s order shall provide, in accordance with sections 105 and 349 of the Bankruptcy Code and to the fullest extent permitted by law, that (i) the DIP Protections, the Prepetition Secured Parties’ Adequate Protection, and all other protections afforded by this Interim Order, shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order until all DIP Obligations have been Paid in Full and all Prepetition Secured Obligations have been paid in full in cash (and that all DIP Protections, the Prepetition Secured Parties’ Adequate Protection, and all other protections afforded by this Interim Order, shall, notwithstanding such dismissal, remain binding on all parties in interest), and (ii) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing such DIP Protections and the Prepetition Secured Parties’ Adequate Protection.

(c) Survival of Interim Order. The provisions of this Interim Order and the DIP Loan Documents, any actions taken pursuant hereto or thereto, and all of the DIP Protections, the Prepetition Secured Parties’ Adequate Protection, and all other rights, remedies, interests, liens, priorities, privileges, protections, and benefits granted to any or all of the DIP Secured Parties and the Prepetition Secured Parties shall survive, and shall not be altered, modified, impaired, or discharged by, the entry of any order confirming any chapter 11 plan in the Case, converting the Case to a case under chapter 7, dismissing the Case, withdrawing the reference of the Case or any Successor Case, providing for abstention from handling or retaining of jurisdiction of the Case in this Court, or by any other act or omission. The terms and provisions of this Interim

Order, including, without limitation, all of the DIP Protections, the Prepetition Secured Parties’ Adequate Protection, and all other rights, remedies, interests, liens, priorities, privileges, protections, and benefits granted to any or all of the DIP Secured Parties and/or the Prepetition Secured Parties, shall continue in full force and effect notwithstanding the entry of any such order, and such DIP Protections and Prepetition Secured Parties’ Adequate Protection and all other rights, remedies, interests, liens, priorities, privileges, protections, and benefits granted to any and all of the DIP Secured Parties and the Prepetition Secured Parties shall continue in these proceedings and in any Successor Case and after dismissal thereof, and shall maintain their respective priorities as provided by this Interim Order.

17. Insurance Policies. Upon entry of this Interim Order, the DIP Agent, the DIP Lenders, each of the Prepetition Secured Agents, and the Prepetition Secured Lenders shall be, and shall be deemed to be, without any further action or notice, named as additional insureds and loss payees on each insurance policy maintained by the Debtor which in any way relates to the DIP Collateral. The Debtor is authorized to, and upon the written request of the DIP Agent or any of the Prepetition Secured Agents shall, take all acts necessary to have the DIP Agent, on behalf of the DIP Lenders, or the applicable Prepetition Secured Agent, on behalf of the Prepetition Secured Lenders, added as an additional insured or loss payee, as applicable, on each such insurance policy maintained by the Debtor which in any way relates to the DIP Collateral.

18. Other Rights and Obligations.

(a) Certain Payments. Except as provided below, professionals for the DIP Secured Parties and the Prepetition First Lien Secured Parties (collectively, the “Lender Professionals”) shall not be required to submit invoices to the Court, United States Trustee, any Committee, or any other party-in-interest absent further court order. Copies of summary invoices submitted to the Debtor by such Lender Professionals shall be provided to the United States Trustee, counsel for any Committee, and such other parties as the Court may direct. The summary invoices shall be sufficiently detailed to enable a determination as to the reasonableness of such fees and expenses; provided, however, that such summary invoices may be redacted to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product, or any other confidential information, and the provision of such summary invoices shall not constitute any waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine. If the Debtor, United States Trustee, or counsel for any Committee objects to the reasonableness of the fees and expenses of any of the Lender Professionals and cannot resolve such objection within five (5) calendar days after receipt of such invoices, then the Debtor, United States Trustee, or the Committee, as the case may be, shall file with the Court and serve on such Lender Professionals an objection no later than ten (10) calendar days after receipt of such invoices (the “Fee Objection”) limited to the issue of the reasonableness of such fees and expenses. The Debtor shall timely pay in accordance with the terms and conditions of this Interim Order the undisputed fees and expenses reflected on any invoice to which a Fee Objection has been timely filed or as to which no Fee Objection is timely made. The Debtor shall indemnify the DIP Agent and the DIP Lenders (and other applicable parties) to the extent set forth in the DIP Loan Documents, including, without limitation, as provided in Section 6.3 of the DIP Credit Agreement. All unpaid fees and expenses of any of the Lender Professionals that have not been disallowed by this Court on the basis of an objection filed by the United States Trustee or the Committee (or any subsequent trustee of the Debtor’s estate) in accordance with the terms hereof shall constitute DIP Obligations and shall be secured by the DIP Collateral as specified in this Interim Order.

(b) Binding Effect. Subject only to Paragraph 6 of this Interim Order, the provisions of this Interim Order, inclusive of all findings herein, and the DIP Loan Documents shall be binding on all parties in interest in the Case, including, without limitation, the Debtor, the DIP Secured Parties, the Prepetition Secured Parties, any Committee, and their respective estate, successors, and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of the Debtor, an examiner appointed pursuant to section 1104 of the Bankruptcy Code, or any other fiduciary or responsible person hereafter appointed as a legal representative of the Debtor or with respect to the property of the estate of the Debtor), whether in the Case, in any Successor Case, or upon dismissal of any such Case or Successor Case; provided, however, that the DIP Secured Parties and the Prepetition Secured Parties shall have no obligation to permit the use of Cash Collateral or to extend any financing to any chapter 7 or chapter 11 trustee or other responsible person appointed for the estate of the Debtor in any Case or Successor Case.

(c) No Waiver. Neither the failure of the Prepetition Secured Parties to seek relief or otherwise exercise their rights and remedies under this Interim Order, the Prepetition Loan Documents, or otherwise (or any delay in seeking or exercising same), nor the failure of the DIP Secured Parties to seek relief or otherwise exercise their respective rights and remedies under this Interim Order, the DIP Loan Documents, or otherwise (or any delay in seeking or exercising same), shall constitute a waiver of any of such parties’ rights hereunder, thereunder, or otherwise. Nothing contained in this Interim Order (including, without limitation, the authorization of the use of any Cash Collateral) shall impair or modify any rights, claims, or defenses available in law or equity to any Prepetition Secured Party or any DIP Secured Party, including, without limitation, rights of a party to a swap agreement, securities contract, commodity contract, forward contract, or repurchase agreement with the Debtor to assert rights of setoff or other rights with respect thereto as permitted by law (or the right of the Debtor to contest such assertion). Except as prohibited by this Interim Order, the entry of this Interim Order is in addition to, without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair, any rights or abilities of the Prepetition Secured Parties or the DIP Secured Parties under the Bankruptcy Code or under non-bankruptcy law, including, without limitation, the right to (i) request conversion of the Case to a case under chapter 7, dismissal of the Case, or the appointment of a trustee or examiner in the Case or any Successor Case or to oppose the use of Cash Collateral in any Successor Case; (ii) propose, subject to the provisions of section 1121 of the Bankruptcy Code, any chapter 11 plan with respect to the Debtor or seek to terminate the Debtor’s exclusive right to propose a plan under the Bankruptcy Code; or (iii) except as expressly provided in this Interim Order, exercise any of the other rights, claims, or privileges (whether legal, equitable, or otherwise) of the DIP Secured Parties or the Prepetition Secured Parties, respectively. Except to the extent otherwise expressly provided in this Interim Order, neither the commencement of the Case nor the entry of this Interim Order shall limit or otherwise modify the rights and remedies of the Prepetition Secured Parties under the Prepetition Loan Documents or with respect to any non-debtor entities or their respective assets, whether such rights and remedies arise under the Prepetition Loan Documents, applicable law, or equity.

(d) No Third Party Rights. Except as explicitly provided for herein, this Interim Order does not create any rights for the benefit of any third party, creditor, equity holder, or any direct, indirect, or incidental beneficiary. Subject to the entry of the Final Order, in determining to make any loan (whether under the DIP Credit Agreement or otherwise) or to permit the use of

Cash Collateral or in exercising any rights or remedies as and when permitted pursuant to this Interim Order or the DIP Loan Documents, the DIP Secured Parties and the Prepetition Secured Parties shall not (i) be deemed to be in control of the operations of the Debtor or to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtor (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 29 U.S.C. §§ 9601 et seq., as amended, or any similar federal, state, or local statute or regulation); or (ii) owe any fiduciary duty to the Debtor, its creditors, its shareholders, or its estate.

(e) No Marshaling. Neither the DIP Secured Parties nor the Prepetition Secured Parties shall be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the DIP Collateral or the Prepetition Collateral, as applicable, and all proceeds thereof shall be received and used in accordance with this Interim Order. The Prepetition Secured Agent and the Prepetition Secured Lenders shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and, upon entry of the Final Order, the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the Prepetition Secured Agents or the Prepetition Secured Lenders with respect to any proceeds, products, offspring, or profits of any of the Prepetition Collateral.

(f) Amendments. Subject to the terms and conditions of the DIP Credit Agreement and the other DIP Loan Documents, the Debtor is authorized and empowered, without further notice and hearing or approval of this Court, to amend, modify, supplement, or waive any provision of the DIP Loan Documents in accordance with the provisions thereof, in each case unless such amendment, modification, supplement, or waiver (i) increases the interest rate (other than as a result of the imposition of the default rate), (ii) increases the aggregate lending commitments of all of the DIP Lenders in respect of the DIP Facility, (iii) changes the Maturity Date (as defined in the DIP Credit Agreement), or (iv) adds or amends (in any respect unfavorable to the Debtor) any Event of Default; provided, however, that notice of any material modification or amendment of the DIP Loan Documents shall be provided to the United States Trustee and any Committee and its counsel, each of which shall have five (5) Business Days from the date of such notice within which to object in writing to such material modification or amendment. If the Committee or the United States Trustee timely objects to any material modification or amendment to the DIP Loan Documents, such modification or amendment shall be permitted only pursuant to an order of this Court unless such objection is otherwise resolved among the parties. No waiver, modification, or amendment of any of the provisions hereof shall be effective unless set forth in writing, signed by or on behalf of the Debtor and the DIP Agent and, except as provided herein, approved by this Court. Notwithstanding the foregoing, no waiver, modification, or amendment of any of the provisions of this Interim Order or the DIP Loan Documents that would directly and adversely affect the rights or interests of the Prepetition Secured Parties shall be effective unless also consented to in writing by each of the Prepetition Secured Agents on behalf of the Prepetition Secured Parties.

(g) Inconsistency. In the event of any inconsistency between the terms and conditions of the DIP Loan Documents and of this Interim Order, the provisions of this Interim Order shall govern and control. In the event of any inconsistency between the terms and conditions of any other order entered by this Court regarding the use of Cash Collateral or expenditures by the Debtor and of this Interim Order, the provisions of this Interim Order shall govern and control.

(h) Enforceability. Subject only to Paragraph 6 of this Interim Order, this Interim Order shall constitute findings of fact and conclusions of law pursuant to the Bankruptcy Rule 7052 and shall take effect and be fully enforceable nunc pro tunc to the Petition Date immediately upon execution hereof. Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062, or 9024 or any other Bankruptcy Rule, or Rule 62(a) of the Federal Rules of Civil Procedure, this Interim Order shall be immediately effective and enforceable upon its entry, and there shall be no stay of execution or effectiveness of this Interim Order.

(i) Reservation of Rights. Nothing in this Interim Order shall be deemed to constitute the consent of the DIP Secured Parties or the Prepetition Secured Parties, and each of the foregoing expressly reserve the right to object, to entry of any order of the Bankruptcy Court that provides for the sale of all or substantially all of the assets of the Debtor (or any other sale of assets of the Debtor outside the ordinary course of business) to any party unless, in connection and concurrently with any such event, the proceeds of such sale are or will be sufficient to Pay in Full the DIP Obligations, satisfy all of the Prepetition Secured Obligations and the Prepetition Secured Parties’ Adequate Protection, and all of the foregoing are in fact paid in full in cash on the closing date of such sale.

(j) Headings. Paragraph headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in, interpreting this Interim Order.

(k) General Cooperation From Debtor; Access to Information. Without limiting any of the Debtor’s other obligations in this Interim Order or the DIP Loan Documents, the Debtor shall, and shall cause its senior officers, directors, counsel, and financial advisors to, reasonably cooperate with the DIP Agent and the Prepetition Secured Agents in furnishing documents and information as and when reasonably requested by such parties regarding the DIP Collateral or the Debtor’s financial affairs, finances, financial condition, business, and operations.

19. Final Hearing and Associated Deadlines.

(a) The Final Hearing to consider entry of the Final Order and final approval of the DIP Facility is scheduled for             , 2014, at     :     a.m. (prevailing Eastern time) at the United States Bankruptcy Court for the District of Delaware. The proposed Final Order shall be substantially the same as this Interim Order except that those provisions in the Interim Order that are subject to the entry of the Final Order shall be included in the Final Order without such qualification. If no objections to the relief sought in the Final Hearing are filed and served in accordance with this Interim Order, no Final Hearing may be held, and a separate Final Order may be presented by the Debtor and entered by this Court.

(b) On or before             , 2014, the Debtor shall serve, by United States mail, first-class postage prepaid, (such service constituting adequate notice of the Final Hearing) (i) notice of the entry of this Interim Order and of the Final Hearing (the “Final Hearing Notice”) and (ii) a copy of this Interim Order, on the parties having been given notice of the Interim Hearing and to any other party that has filed a request for notices with this Court and to any Committee after the same has been appointed, or Committee counsel, if the same shall have been appointed. The Final Hearing Notice shall state that any party in interest objecting to the entry of the proposed Final Order must file written objections with the Clerk of the Bankruptcy Court no later than             , 2014 at 4:00 p.m. (prevailing Eastern Time) (the “Objection Deadline”), which objections must also be served so that the same are actually received by each of the following on or before the Objection Deadline: (a) KiOR, Inc., 13001 Bay Park Road, Pasadena, Texas 77507 (Attn: Chief Executive Officer; Attn: General Counsel); (b) co-counsel to the Debtor, (i) King & Spalding, LLP, Attn: Mark W. Wege, 1100 Louisiana, Suite 4000,

Houston, Texas 77002, and (ii) Richards, Layton & Finger, P.A., Attn: John H. Knight, 920 North King Street, Wilmington, Delaware 19801; (c) counsel to Khosla Ventures III, LP, Pachulski Stang Ziehl & Jones LLP, 150 California Street, 15th Floor, San Francisco, CA 94111 (Attn: Debra Grassgreen, Esq.), and Pachulski Stang Ziehl & Jones LLP, 919 N. Market Street, 17th Floor, Wilmington, Delaware 19801 (Attn: Peter Keane, Esq.); (d) co-counsel to Pasadena Investments, LLC, the KFT Trust, Vinod Khosla, Trustee, and VNK Management, LLC, Klee, Tuchin, Bogdanoff & Stern LLP, 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067 (Attn: Thomas E. Patterson, Esq.), and Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (Attn: Michael R. Nestor, Esq.); (e) counsel to any Committee; and (f) the Office of the United States Trustee for the District of Delaware, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Wilmington, Delaware 19801.

20. Retention of Jurisdiction. This Court has and will retain jurisdiction and power to interpret and enforce this Interim Order according to its terms. This Court shall have exclusive jurisdiction with respect to any and all disputes or matters under, or arising out of or in connection with, this Interim Order, the DIP Facility, any of the DIP Loan Documents, the DIP Protections, or the Prepetition Secured Parties’ Adequate Protection.

Dated:	, 2014
Wilmington, Delaware

THE HONORABLE [ ]
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

APPROVED BUDGET

(see attached)

EXHIBIT B

DIP CREDIT AGREEMENT

(see attached)

Exhibit C

KIOR, INC.

Term Sheet for Chapter 11 Plan of Reorganization (the “Plan”)

November 9, 2014

This term sheet is a summary only. It does not constitute an offer or a legally binding obligation of KiOR, Vinod Khosla or the Khosla Family Trust (“KFT”), Pasadena Investments, LLC (“PI LLC” and, together with KFT and Vinod Khosla, “Pasadena”), or any of the Khosla Ventures funds (collectively, “KV Funds”), nor does it constitute an offer of securities or a solicitation of support for, or the acceptance or rejection of, a chapter 11 plan for KiOR.

The transactions contemplated by this term sheet are subject to various conditions, other internal review and analysis as well as final approval by KiOR’s Board of Directors. The proposed transactions, if approved, are to be set forth in definitive documents.

This term sheet and the information contained herein is strictly confidential and may not be shared with any other person without the prior consent of the Purchaser.

(1)	Plan Proponent:	KiOR, Inc. (“KiOR”) as a debtor and debtor in possession.

(2)	Purchaser:	Pasadena or a designee of Pasadena as lender under the First Lien Claim[5] and DIP Loan (the “Purchaser”).[6]

(3)	Transaction Summary:

The proposed plan of reorganization (the “Plan”) would effectuate, among other things, the preservation of KiOR’s business as a going concern through cancellation of all the existing equity interests of KiOR (“Existing Equity Interests”) and issuance of new equity interests (“New Equity Interests”) to the Purchaser in consideration of a deemed credit and cancellation of $16.0 million of the First Lien Claim and the DIP Loan (the “Equity Conversion”), and the conversion of the remaining portion of the First Lien Claim and the DIP Loan into exit financing (the “Exit Financing”[7] and, together with the Equity Conversion, the “Consideration”).

[5]	That certain Protective Advance Loan and Security Agreement dated as of July 17, 2014, by and among KiOR, KiOR Columbus LLC (“Columbus”), as Borrowers thereto, and KFT, as lender, in the principal amount, as of the Petition Date, of approximately $16,273,500, exclusive of accrued and unpaid interest, fees and expenses. All claims arising under this agreement (including accrued and unpaid interest, fees and expenses) are referred to herein as the “First Lien Claim.”
[6]	That certain Senior Secured and Priority Financing Agreement dated as of November 9, 2014, by and among KiOR as debtor and debtor in possession, as Borrower, and PI LLC as Administrative Agent (the “DIP Agent”) and the DIP Lenders party thereto in the maximum principal amount of $15.0 million (the “DIP Loan”).
[7]	The Exit Financing will include the unconverted portion of the First Lien Claim and the DIP Loan, and new money financing or other working capital sufficient to sustain the expected operations of Reorganized KiOR after the Effective Date, as well as to provide adequate assurance of future performance.

The Consideration may also include the conversion of a portion of the Second Lien Claims into New Equity Interests and/or cancellation of indebtedness, in which event the Purchaser will include those holders of Second Lien Claims.

The Plan will also provide for the assumption of certain executory contracts as designated by the Purchaser (the “Designated Contracts”).

Upon the effectiveness of the Plan (the “Effective Date”), KiOR will be reorganized (“Reorganized KiOR”), the New Equity Interests will be issued in the name of the Purchaser, the Designated Contracts will be assumed by Reorganized KiOR, and KiOR and Reorganized KiOR will be discharged, to the fullest extent permissible under sections 363, 365, 524, 1123, 1129, and 1141 of the Bankruptcy Code, of all existing liens, interests, claims, and encumbrances. The ownership structure of Reorganized KiOR shall be in a form acceptable to Pasadena and may involve the creation of one or more direct and/or indirect parent holding companies.

The Plan will be funded through a combination of cash on hand, net proceeds from ordinary course operations, the DIP Loan and new financing to be provided as part of the Exit Financing.

The economic consideration that would be provided through the proposed Plan is subject to overbid as provided in the Sale Procedures agreed to by the Purchaser and approved by the Bankruptcy Court. A qualifying overbid must meet the requirements set forth in the Sale Procedures and must be consummated pursuant to section 363 of the Bankruptcy Code within the timeframes contemplated by the DIP Order (unless the DIP Agent, in its discretion agrees to extend the timeframes) and the Sale Procedures (unless the necessary parties thereunder, in their discretion, agree to extend the timeframes).

At any auction, Purchaser reserves the right to increase its bid by converting additional debt, including Second Lien Claims, into New Equity Interests.

(4)	Primary Plan Terms:

	(a)	Treatment of Administrative and Priority Tax Claims	Unless already paid in the ordinary course or to be paid in the ordinary course, all allowed administrative and unclassified priority claims will be paid (1) in full in cash on or as soon as practicable on the later of (i) the Effective Date and (ii) 10 days after such claim becomes an allowed claim, or (2) in the case of priority tax claims, deferred cash payments, with interest, as permitted under the Bankruptcy Code, in each case unless the holder of such a claim agrees to different treatment. All allowed professional fee claims shall be paid within 15 days after final allowance by Court order. It shall be a condition to the Effective Date that the Administrative and Priority Claims anticipated to be allowed in the KiOR case shall not exceed the sum of (i) the aggregate amounts set forth in the DIP Budget plus (ii) $250,000 absent the written consent of the Purchaser. On the Effective Date, all administrative claims granted under the DIP Loan will be discharged pursuant to the Plan.

	(b)	Designated Contracts	Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, as applicable, Reorganized KiOR will assume the Designated Contracts on the Effective Date of the Plan. It is assumed that prior to the Effective Date, the applicable non-debtor counterparties will continue to perform under existing executory contracts and unexpired leases.

The Purchaser shall demonstrate, through a combination of the proposed new money Exit Financing as well as any other proposed support of Reorganized KiOR, the appropriate adequate assurance necessary for the assumption of the Designated Contracts.

Unless otherwise agreed by the parties hereto, Reorganized KiOR shall cure any allowed claims arising from the assumption of the Designated Contracts, as required under section 365 of the Bankruptcy Code, unless otherwise agreed to between Reorganized KiOR and the applicable counterparty (“Cure Obligations”). Reorganized KiOR shall pay the Cure Obligations on or within a reasonable time after the Effective Date. The initial proposed list of the Designated Contracts will be identified prior to the Plan voting deadline and, as may be agreed with the counterparty and KiOR, may be modified from time to time prior to the Effective Date.

Reorganized KiOR shall have no liability for any liabilities or obligations of KiOR or Columbus except as expressly assumed under the Plan, including Cure Obligations and obligations under the Designated Contracts first arising after the Effective Date.

Generally, disadvantageous executory contracts and unexpired leases will be rejected.

The rejection of an executory contract shall have no effect on the right of the applicable non-debtor counterparty to assert an administrative priority claim on account of goods and/or services provided to KiOR under such contract on and after the Petition Date; provided that all rights are reserved with respect to the ability of any party to object to the amount of such administrative priority claim.

(5)	Classification and Treatment of Claims and Equity Interests:

	(a)	DIP Loan Claims and First Lien Claim (Impaired)	An amount of debt equal to $16.0 million of the DIP Loan Claims and the First Lien Claim will be converted to 100% of the New Equity Interests; an amount of debt equal to the remainder of the First Lien Claim and DIP Loan Claim will be converted to the Exit Financing. For the avoidance of doubt, such conversions shall not diminish, reduce, or otherwise affect Columbus’s separate liability in respect of the First Lien Claim, all of which debt shall remain outstanding and enforceable as against Columbus after confirmation of the Plan.

	(b)	Second Lien Claims (Impaired)	A portion of the Second Lien Claims may be included in an overbid. The unsecured portion of the Second Lien Claims shall be preserved, allowed, and not waived, and the holders thereof shall retain the right to receive the benefits of any turnover provisions, including with respect to the Third Lien Claims, and any turnovers related thereto. For the avoidance of doubt, any conversion or discharge of the Second Lien Claims as against KiOR shall not diminish reduce, or otherwise affect Columbus’s separate liability in respect of any Second Lien Claims, all of which debt shall remain outstanding and enforceable as against Columbus after confirmation of the Plan.

	(c)	Third Lien Claims (Impaired; Deemed to Reject)	The Plan will provide that the holders of Third Lien Claims will not receive any distributions on account thereof and that such claims will be discharged on the Effective Date. Any consideration to which the Third Lien Lenders are or would otherwise be entitled shall be assigned to the DIP Lenders and/or First Lien Lenders and/or the Second Lien Lenders under the applicable Subordination Agreement. For the avoidance of doubt, any discharge of the Third Lien Claims as against KiOR shall not diminish reduce, or otherwise affect Columbus’s separate liability in respect of any Third Lien Claims, all of which debt shall remain outstanding and enforceable as against Columbus after confirmation of the Plan.

(d)	Other Prepetition Secured Claims (Impaired)	On or as soon as practicable following the Effective Date, each holder of an allowed prepetition secured claim other than holders of first lien, second lien, or third lien debt (“Other Secured Claims”) shall, unless otherwise agreed to by such holder, receive one of the following three treatments, at the option of Reorganized KiOR: (i) payment of cash equal to the full amount of its secured claim; (ii) receipt of any collateral securing such claim; or (iii) otherwise be left unimpaired.

(e)	Employee Wage/Benefit Priority Claims (Impaired)	Each holder of an allowed unsecured priority employee wage/benefit claim shall receive, if such class accepts the plan, deferred cash payments of a value, as of the Effective Date of the plan, equal to the allowed amount of such claim or as otherwise permitted by section 1129(a)(9)(B) of the Bankruptcy Code.

(f)	Secured Tax Claims (Impaired)	Each holder of an allowed secured tax claim shall receive beginning on the Effective Date deferred cash payments equal to the amount of its allowed claim to the extent permitted by section 1129(a)(9)(D) of the Bankruptcy Code. Deferred cash payments will be paid with interest on the unpaid portion of such allowed claim under applicable non-bankruptcy law or at a rate to be agreed by Reorganized KiOR and the applicable counterparty. If Reorganized KiOR and the counterparty are unable to agree upon a rate then the rate shall be determined by the Bankruptcy Court.

(g)	General Unsecured Claims (Impaired)

General unsecured claims will receive ratable rights to participate in a trust (the “Creditor Trust”). The Creditor Trust will be vested with all Chapter 5 causes of action of the KiOR bankruptcy estate, except for Excluded Actions, as described below.

Chapter 5 causes of action against designated, continuing trade creditors shall be Excluded Actions and waived so long as such trade creditors enter into agreements obligating them to continue to provide goods and services to Reorganized KiOR on ordinary and customary trade terms. In addition, any Chapter 5 causes of action against the Purchaser and any affiliates, as well as other creditors reasonably agreed upon by KiOR, the Committee and the Purchaser, shall be Excluded Actions.

(h)	MDA (Impaired)	The unsecured claim of the Mississippi Development Authority (MDA) against KiOR will be classified with and receive the same ratable treatment afforded other General Unsecured Claims; the secured claim of the MDA against Columbus is not affected by the Plan. At the option of the Purchaser, KiOR’s equity interest in KiOR Columbus, LLC will either be abandoned on the Effective Date or will vest as property of Reorganized KiOR.

(i)	Continuing Trade Creditors (Impaired)	Unsecured creditors who are identified by the Purchaser and KiOR as eligible to receive the continuing trade creditor treatment shall be entitled to opt into the Continuing Trade Creditor class. Members of that class will receive (i) the same treatment accorded general unsecured creditors, plus (ii) a cash payment on the Effective Date equal to 50% of the allowed amount of their claim, plus (iii) a waiver of any Chapter 5 causes of action against them. Creditors who opt for that treatment must vote to accept the Plan and agree to continue to provide goods and services to Reorganized KiOR on ordinary and customary trade terms for at least twelve months following the Effective Date.

(j)	Unsecured Creditor Convenience Class (Impaired)	On or as soon as practicable following the Effective Date, all general unsecured creditors whose allowed claims total less than $5,000, or who agree to reduce all their allowed unsecured claims to $5,000, shall be entitled to opt in and receive, in lieu of the treatment accorded to the holders of general unsecured claims, a single payment equal to 50% of the total of their allowed claims; provided, however, that in no event shall the aggregate amount of all payments on account of claims in this class exceed $75,000 (in the event that the payments to creditors opting into this class would exceed such amount, each allowed creditor will instead receive a pro rata share of the maximum aggregate payment amount).

	((k) Subordinated Claims (Impaired; Deemed to Reject)		Pursuant to section 510(a) of the Bankruptcy Code, to the extent there is a subordination agreement in place between creditors that is enforceable under nonbankruptcy law, the Plan will honor such subordination agreement and require turnover of any distributions required to be turned over pursuant to the terms of such agreements and the Bankruptcy Code. Any claims subordinated under section 510(b) or (c) of the Bankruptcy Code or any other applicable law shall not receive or retain any property under the Plan.

	(l) Interests (Impaired; Deemed to Reject)		Existing equity interests in KiOR, inclusive of warrants, conversion rights, options, and any other right to receive or convert an existing claim or interest into an equity interest, shall be cancelled.

(6)	Other Features of the Restructuring Under the Plan:

	(a)	Allowance of Certain Claims:	Pursuant to section 1123(b)(3) and Rule 9019 of the Federal Rules of Bankruptcy Procedure, the DIP Loan, First Lien Claim, and Second Lien Claims will be allowed in the amounts reflected in KiOR’s books and records.

	(b)	Resolution of Potential Committee Challenges:	Any challenges that the Committee was or could be granted standing to pursue pursuant to the DIP Order shall be settled, released, and otherwise resolved pursuant to Bankruptcy Rule 9019 by the establishment of the Creditor Trust.

	(c)	Vesting of Assets:	The assets of KiOR’s bankruptcy estate, including any and all rights of action and interests in affiliates and investments, as of the Effective Date, excluding the assets vested in the Creditor Trust, shall vest in Reorganized KiOR on the Effective Date. At the option of the Purchaser, KiOR’s equity interest in KiOR Columbus LLC will be abandoned on the Effective Date or will vest as property of Reorganized KiOR.

	(d)	Releases:

The broadest exculpation, estate releases, and third party releases by consenting parties that may be authorized under the law in the Third Circuit will be sought by KiOR (“Release Qualification”), with such releases as may be approved by the Bankruptcy Court.

Subject to the foregoing Release Qualification, KiOR, the Committee, and the agent and lenders under the DIP Loan, the First Lien Claim, the Second Lien Claims, and all of their respective directors, officers, members, employees, attorneys, advisors and other agents, each in their capacities as such, shall be released from any and all claims in connection with KiOR or with the drafting, solicitation, and implementation of the Plan, the supporting disclosure statement, and other related documents and other actions taken in connection with the chapter 11 cases (except in respect to actions/omissions constituting willful misconduct or gross negligence).

Chapter 5 causes of action not vested in the Creditor Trust pursuant to paragraph 5(g) shall be released.

	(e)	Documents:	The Plan, the confirmation order, and any and all exhibits, schedules, supplements or other documents necessary for confirmation and consummation of the Plan, shall be in form and substance satisfactory to KiOR and the Purchaser.

(f)	Corporate Governance:

On the Effective Date of the Plan, Reorganized KiOR shall be a private company no longer subject to the filing requirements of the Securities and Exchange Commission.

Reorganized KiOR shall be governed by a Board of Directors comprised of individuals to be identified in a plan supplement, one of whom shall be the Chief Executive Officer of Reorganized KiOR, with the remaining members to be appointed by the stockholders of Reorganized KiOR in accordance with the Stockholders Agreement (as defined below). The members of the new Board of Directors shall be identified in the Plan Supplement.

The stockholders of Reorganized KIOR shall be required to enter into a stockholders agreement (the “Stockholders Agreement”) within ninety (90) days after the Effective Date as a condition to receipt of equity in Reorganized KiOR.

The Stockholders Agreement shall be in form and substance reasonably acceptable to the Purchaser, and shall include customary pre-emptive rights, tag-along rights, drag-along rights, call rights (for management equity), financial reporting requirements, piggyback registration rights and other minority protections to be determined. The equity in Reorganized KiOR shall be freely transferable, subject to applicable securities laws (provided Reorganized KiOR will not become a public reporting company) and transfer restrictions to prevent an “ownership change” under Section 382 of the Internal Revenue Code (which transfer restrictions will also be included in the certificate of incorporation of Reorganized KiOR). To the extent necessary, either the form of Stockholders Agreement or a detailed term sheet will be included in the solicitation materials and/or a the Plan Supplement.

(g)	Fees and Expenses:	To the extent not otherwise paid during the KiOR bankruptcy case, the reasonable fees and expenses of the Purchaser (including reasonable fees and expenses of the Purchaser’s professionals) shall be paid by Reorganized KiOR in full in cash on the Effective Date.

(h)	Reservation of Rights:	Nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of KiOR and the Purchaser to protect and fully preserve all of its and their rights, remedies, and interests, including the Purchaser’s claims against KiOR or any other party in interest. Nothing herein shall be deemed an admission of any kind. If the Plan is not consummated, all parties fully reserve their respective rights and remedies.

(i)	Disclaimer of Duties:	Notwithstanding anything to the contrary herein, nothing in this Term Sheet shall require KiOR or the Purchaser to take any action or to refrain from taking any action, to the extent required to comply with its or their obligations under applicable law, including the Bankruptcy Code.

Exhibit D

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re	Chapter 11

KiOR, Inc.,[8]	Case No. 14-[ ]

Debtor.	Re: Docket No.

ORDER (A) AUTHORIZING AND APPROVING BID PROCEDURES TO BE

EMPLOYED IN CONNECTION WITH THE POTENTIAL SALE OF

SUBSTANTIALLY ALL OF THE ASSETS OF KiOR, INC.; (B) AUTHORIZING KiOR,

INC. TO ASSUME THE PLAN SUPPORT AGREEMENT; (C) SCHEDULING AN

AUCTION AND SALE HEARING; (D) APPROVING THE MANNER AND FORM OF

NOTICE OF THE AUCTION AND SALE HEARING; AND (E) GRANTING RELATED

RELIEF

Upon the motion (the “Motion”)9 filed by KiOR, Inc. (“KiOR”) in the above-captioned chapter 11 case (the “Chapter 11 Case”) for entry of an order pursuant to sections 105, 363, and 365 of title 11 of the United States Code (the “Bankruptcy Code”), Rules 2002, 6004, 6006, and 9008 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Rules 2002-1, 6004-1, and 9006-1(c) of the Local Rules (the “Local Rules”) of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (i) authorizing and approving bid procedures (the “Bid Procedures”) to be employed in connection with the potential sale (the “Sale”) of substantially all of KiOR’s assets (the “Purchased Assets”); (ii) authorizing KiOR to assume and perform under that certain Plan Support Agreement (the “PSA”) by and among KiOR, KFT Trust, Vinod Khosla, Trustee (“KFT Trust”), Khosla Ventures III LP (“Khosla Ventures III”), VNK Management LLC (“VNK

[8]	The Debtor and the last four digits of its taxpayer identification number are: KiOR, Inc. (2233). The above-captioned Debtor’s mailing address is 13001 Bay Park Road, Pasadena, Texas 77507.
[9]	Where the context requires, each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Motion.

Management”), and Pasadena Investments, LLC (collectively with the KFT Trust, Khosla Ventures III, and each of their respective subsidiaries and any successors or assigns, or other entity(ies) designated to effect the transactions contemplated by the PSA, the “Stalking Horse Bidder” and, collectively with KiOR, the “Parties”); (iii) scheduling an auction (the “Auction”) and, unless the Stalking Horse Bidder is the sole Qualified Bidder (as defined below), scheduling a hearing (the “Sale Hearing”) to consider approval of the Sale; (iv) approving the manner and form of notice of the Auction and the Sale Hearing, substantially in the forms attached hereto as Exhibit 2 (the “Sale Notice”) and Exhibit 3 (the “Publication Notice”); and (v) granting related relief; and it appearing that no previous motion for similar relief having been made; and it appearing that the Bankruptcy Court has jurisdiction over this matter; and it appearing that due notice of the Motion as set forth therein is sufficient under the circumstances, and that no other or further notice need be provided; and it further appearing that the relief requested in the Motion is in the best interests of KiOR and its estate and creditors; and upon all of the proceedings had before the Bankruptcy Court; and after due deliberation and sufficient cause appearing therefor,

NOW, THEREFORE, THE COURT HEREBY FINDS AND CONCLUDES THAT:10

A. This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334.

B. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). Venue is proper in this District and this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

[10]	Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact, as appropriate, pursuant to Bankruptcy Rule 7052.

C. Good and sufficient notice of the Motion and the relief sought therein has been given under the circumstances, and no other or further notice is required except as set forth herein with respect to the Auction and Sale Hearing. A reasonable opportunity to object or be heard regarding the relief provided herein has been afforded to parties-in-interest.

D. KiOR has articulated good and sufficient reasons for, and the best interests of its estate, creditors, employees, and other parties in interest and stakeholders will be served by, this Court granting the relief requested in the Motion, including approval of (1) the Bid Procedures, (2) the form, timing, and manner of notice of the proposed Sale, the Bid Procedures, and the other matters described herein, including the Sale Notice and the Publication Notice, and (3) KiOR’s assumption of the PSA and performance thereunder.

E. The Bid Procedures are reasonably designed to maximize the value to be achieved for the Purchased Assets.

F. Under the circumstances, the Bid Procedures constitute a reasonable, sufficient, adequate, and proper means to provide any potential competing bidders with an opportunity to submit and pursue higher and better offers for all or substantially all of the Purchased Assets.

G. The terms and conditions of the PSA are fair, reasonable, and the best available to KiOR under the circumstances, reflect an exercise of prudent business judgment consistent with KiOR’s fiduciary duties, are based on good, sufficient, and sound business purposes and justifications, and are supported by reasonably equivalent value and consideration. The PSA was negotiated in good faith and at arms’ length among the Parties and their respective professional advisors.

H. The entry into the PSA by the parties thereto, and the performance and fulfillment of their respective obligations thereunder, do not constitute the solicitation of a vote on a chapter 11 plan and comply with the Bankruptcy Code and any and all other applicable statutes, laws, regulations, or orders.

I. The Sale Notice is reasonably calculated to provide parties in interest with proper notice of the potential sale of the Purchased Assets, the related Bid Procedures, the Sale Hearing, the structure of the Sale, and related implications for interested parties, including, without limitation, creditors, customers, suppliers, and current and former employees.

J. Publication of the Publication Notice as set forth herein is reasonably calculated to provide all potential claimants and all unknown creditors and parties not otherwise required to be served with a copy of the Sale Notice pursuant to this Order with proper notice of the potential sale of the Purchased Assets, the related Bid Procedures, and the Sale Hearing.

K. The Motion and this Order comply with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

L. Due, sufficient, and adequate notice of the relief granted herein has been given to parties in interest.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. The Motion is GRANTED as set forth herein.

2. All objections to the entry of this Order not otherwise withdrawn, waived or settled, and all reservations of rights included therein, hereby are overruled and denied on the merits.

3. The following Bid Procedures shall govern the bidding and the Auction with respect to the Sale of substantially all of KiOR’s assets:

a. Qualified Bids. Each competing bidder other than the Stalking Horse Bidder shall, on or before 4:00 p.m. (prevailing Eastern time) on December 15, 2014 (the “Bid Deadline”), deliver to KiOR:

(i) a cash deposit (via certified or bank check or wire transfer) of 10% of the cash purchase price of such bid (the “Deposit”);

(ii) reasonable proof acceptable to KiOR, in consultation with any statutory appointed committee of unsecured creditors (the “Committee”), of the interested party’s ability to consummate a purchase of the Purchased Assets and assumption of any liabilities with respect to which such bidder seeks assignment from KiOR and provide adequate assurance of future performance under all leases or contracts with respect to which such bidder seeks assignment from KiOR, including copies of such party’s annual and quarterly financial statements for the most recently ended fiscal periods, certified to be true, correct, and complete in all material respects and evidence of sufficient financing along with any other financial information which a bidder believes substantiates its ability to perform its obligations with regard to its bid (collectively, “Financials”); and

(iii) an executed asset purchase agreement, which asset purchase agreement shall (1) specify the amount of cash or other consideration offered by the competing bidder for the Purchased Assets (provided that the cash component of such bid may not be less than $17,135,000); (2) not be subject to unperformed due diligence, financing conditions, corporate approval conditions, or regulatory approval conditions (other than under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, if required), nor provide for any expense reimbursement or break-up amount; (3) constitute an irrevocable offer by such competing bidder to complete its proposed purchase upon the terms set forth therein, and must confirm that it is irrevocable until closing of the sale of the Purchased Assets to the Successful Bidder (as defined below), and provide for an outside date that is on or before January 15, 2015; (4) provide for the purchase of substantially all of the Purchased Assets; (5) be accompanied by a marked-up version that shows all differences between such asset purchase agreement and the form of asset purchase agreement to be filed by KiOR (which form of asset purchase agreement was filed with the Court as an exhibit to the Motion); (6) contain a list of KiOR’s executory contracts and unexpired leases with respect to which the bidder seeks assignment from KiOR; (7) fully disclose the identity of each entity that will be bidding for the Purchased Assets or otherwise participating in connection with such bid (collectively, a “Qualified Bid”); and (8) indicate whether such competing bidder agrees to act as the Back-Up Bidder (as defined below) in the event that such competing bidder is not the Successful Bidder (as defined below), as well as identify any date past which it would not serve as the Back-Up Bidder.

If the competing bidder is an entity formed for the purpose of a Sale transaction, then such entity must provide (x) Financials of the equity holder(s) and debt financing source(s) of the competing bidder or such other form of financial disclosure as is acceptable to KiOR, in consultation with the Prepetition Secured Lenders and the Committee, that demonstrates such competing bidder’s financial ability to consummate a competing sale transaction; and (y) a written commitment or commitments acceptable to (and enforceable by) KiOR (including with respect to the conditions set forth therein) of the equity and debt financing source(s) of such competing bidder sufficient to satisfy the competing bidder’s obligations in connection with a sale transaction. A competing bidder also must establish that it has the financial ability to consummate its proposed transaction by no later than January 15, 2015. In order to participate in the bidding process, receive due diligence materials (including access to an online data room maintained by Guggenheim), and/or otherwise be considered for any purpose hereunder, a competing bidder must first deliver an executed confidentiality agreement in form and substance satisfactory to KiOR and its counsel, which confidentiality agreement will be made available to, among others, those interested parties that contact Guggenheim (Attn: Alex C. Fisch), provided that if any competing bidder is or is affiliated with a competitor of KiOR, KiOR will not be required to disclose to such competing bidder any trade secrets or proprietary information. If KiOR determines that a competing bidder does not constitute a Qualified Bidder (as defined below), then such competing bidder’s ability to receive due diligence access or additional non-public information shall terminate, except as otherwise agreed by KiOR. Upon receipt of any bid, KiOR shall distribute copies of such bid to the Stalking Horse Bidder.

b. Qualified Bidders. Any initial overbid for the Purchased Assets must include a cash component of at least $17,135,000, and with each subsequent overbid providing an incremental amount of at least $250,000 of value to KiOR, or such greater amount as designated by KiOR. In the event that KiOR, in consultation with the Prepetition Secured Lenders and the Committee, shall reasonably determine that such bid is a higher and better bid than that set forth in the PSA, the Stalking Horse Bidder shall have the right to amend the PSA as necessary in its reasonable discretion, as agreed with KiOR, in order to cause the Stalking Horse Bidder’s bid format to be comparable to such higher and better bid (for the avoidance of doubt, the amendment of the PSA by the Stalking Horse Bidder will in no event result in the cancellation of the Auction if KiOR has received at least one (1) other Qualified Bid, and that the amendment will not be with respect to the proposed purchase price). Only those persons or entities who have submitted a Qualified Bid in compliance with this Order shall be a “Qualified Bidder”; provided, however, that the Stalking Horse Bidder shall be deemed to be a Qualified Bidder for all purposes under the Bid Procedures. Each Qualified Bidder shall be invited to attend the Auction at the office of KiOR’s counsel, King & Spalding, LLP, 1100 Louisiana, Suite 4000, Houston, Texas 77002, which Auction must be attended in person by the Qualified Bidder or an authorized representative of the Qualified Bidder.

c. Identity of Bidders. In addition to the information required above, each competing bidder other than the Stalking Horse Bidder shall, on or before December 15, 2014, provide written identification of the bidder, its principals, and the representatives thereof who are authorized to appear and act on their behalf for all purposes regarding the contemplated transaction and written disclosure of any connections or agreements with KiOR, the Stalking Horse Bidder, the Prepetition Secured Lenders, and any other known potential bidder (as defined below), and/or any officer, director, or direct or indirect equity security holder of KiOR.

d. The Auction. The Auction shall commence at 10:00 a.m. (prevailing Eastern time) on December 17, 2014. The Purchased Assets shall be sold free and clear of all liens, claims, encumbrances, and interests to the fullest extent allowed under section 363(f) of the Bankruptcy Code. The following rules shall govern the Auction:

i.

At least 24 hours prior to the Auction, KiOR will (i) notify all Qualified Bidders in writing of the highest and best Qualified Bid, as determined by KiOR in its discretion (the “Baseline Bid”); and (ii) provide all Qualified Bidders with complete copies of all asset purchase agreements, amendments to the PSA, and all other bid materials submitted by each other Qualified Bidder. During the course of the Auction, KiOR shall inform each participant which Qualified Bid reflects, in KiOR’s view, the highest and best offer. To the extent that such bid has been determined to be the highest and best offer entirely or in part because of the addition, deletion, or modification of a provision or provisions in the applicable asset purchase agreement, PSA or related ancillary agreement or, if applicable, in the Qualified Bid, other than an increase in the cash purchase price, KiOR may provide notice to each participant of the value ascribed by KiOR to any such added, deleted, or modified provision or provisions, assuming such modification can be quantified.

ii.	Only Qualified Bidders may bid at the Auction. If multiple Qualified Bids are received, each Qualified Bidder shall have the right to continue to improve its Qualified Bid at the Auction. Only the authorized representatives of each of the Stalking Horse Bidder, any other Qualified Bidders, KiOR, the DIP Lenders, the Prepetition Secured Lenders, and the Committee shall be permitted to attend the Auction, except as otherwise expressly ordered by the Bankruptcy Court. A Qualified Bidder may propose effectuating its bid through a plan of reorganization at the Auction, provided it can demonstrate the ability to perform obligation under a plan including exit financing consistent with that provided under the PSA as well as other obligations of a plan, including adequate assurance.

iii.	At the conclusion of the Auction, after consultation with the Prepetition Secured Lenders and the Committee and subject to Court approval following the Auction, the highest and best offer shall be selected and announced as the successful bidder by KiOR (the “Successful Bidder”), and the bid of the bidder that submits the next highest and best bid, shall be selected and announced by KiOR (the “Back-Up Bid” by the “Back-Up Bidder”); provided, however, that designation of such bidder as the Back-Up Bidder must be consistent with the asset purchase agreement submitted in connection with such bidder’s bid. For the avoidance of doubt, if there are no Qualified Bidders who agree to act as the Back-Up Bidder, then there shall be no Back-Up Bidder. There will be no further bids or offers considered by KiOR following the conclusion of the Auction and the announcement of the Successful Bidder and, as applicable, the Back-Up Bidder.

iv.	If KiOR does not receive at least one (1) Qualified Bid from a Qualified Bidder other than the Stalking Horse Bidder, then (1) no Auction or Sale Hearing shall be scheduled or conducted, KiOR and the Stalking Horse Bidder are authorized to move forward with the transactions contemplated by the PSA, the transaction consideration contemplated by the PSA will be determinative of the value of the Purchased Assets and of the value of any equity interests in KiOR, and the Court shall not consider any competing or alternative offers or proposals to purchase the Purchased Assets; and (2) KiOR will file on the docket of the Chapter 11 Case a “Notice of Cancellation of Auction and Sale Hearing and Intent to Proceed with Chapter 11 Plan.”

v.	The Auction may be adjourned from time to time by KiOR, provided that no such adjournment shall affect the rights of the Stalking Horse Bidder under the PSA or the DIP Lenders under the DIP Credit Agreement or DIP Order. Reasonable notice of such adjournment and the time and place for the resumption of the Auction shall be given to the Stalking Horse Bidder, all Qualified Bidders that have submitted a Qualified Bid, and counsel to the Committee.

e. Successful Bidder. KiOR may base the selection of the Successful Bidder and Back-Up Bidder on the following factors, among others: purchase price, liabilities assumed in the bid (provided that in no event shall the cash component required for a Qualified Bid be reduced as a result of a bidder’s proposed assumption of liabilities), retention of KiOR employees and the markup of the form of asset purchase agreement filed by KiOR submitted with the bid. After consultation with the Prepetition Secured Lenders and the Committee, KiOR may (a) reject any bid that is (i) inadequate or insufficient, (ii) not in conformity with the requirements of the Bankruptcy Code, the Bid Procedures, or the terms and conditions of sale, or (iii) contrary to the best interests of KiOR, its estate, and its creditors; and/or (b) refuse to consider any bid that fails to comply with the Bid Procedures. After the determination of the Successful Bidder, KiOR shall (i) if the Successful Bidder is a bidder other than the Stalking Horse Bidder, promptly execute the asset purchase agreement previously executed and submitted by such Successful Bidder, together with any changes thereto necessitated by the parties’ actions at the Auction, or (ii) if the Successful Bidder is the Stalking Horse Bidder, move forward with the transactions contemplated by the PSA. All rights of the Stalking Horse Bidder, any Prepetition Secured Lender and the Committee (if any) to object to KiOR’s selection of a Successful Bidder or Back-Up Bidder, or to object to the consummation of the sale transaction represented by either such bid, are preserved.

f. Back-Up Bidder. If the Successful Bidder fails to consummate an approved sale in accordance with the applicable asset purchase agreement or such agreement is terminated (or, in the event that the Stalking Horse Bidder is the Successful Bidder, the Parties fail to consummate the transactions contemplated by the PSA or the PSA is terminated), (i) KiOR shall be authorized to deem the Back-Up Bid the Successful Bid, and KiOR shall be authorized to consummate the sale with the Back-Up Bidder without further order of the Bankruptcy Court (or, in the event that the Stalking Horse Bidder is the Back-Up Bidder, move forward with the transaction contemplated by the PSA), provided, however, that if the Stalking Horse Bidder is the Successful Bidder, the Back-Up Bidder shall remain the Back-Up Bidder in accordance with the

Back-Up Bidder’s asset purchase agreement; and (ii) the Deposit provided by such defaulting bidder shall be forfeited to KiOR in accordance with the defaulting bidder’s asset purchase agreement, be treated as cash collateral for all purposes under the DIP Order, be subject to any obligations of KiOR under the DIP Credit Agreement, and be subject to the provisions of the Back-Up Bidder’s asset purchase agreement. KiOR specifically reserves the right to seek all appropriate damages or equitable remedies from a defaulting Successful Bidder or Back-Up Bidder. If the Back-Up Bidder varies materially from the form of asset purchase agreement as filed with the Court, KiOR reserves the right to seek Court approval of the sale.

g. Modification of Bidding and Auction Procedures. After consultation with the Prepetition Secured Lenders and the Committee, KiOR may modify the Bid Procedures with respect to the Bid Deadline (which shall not be extended past the outside date in the DIP Order other than as permitted by the DIP Order), whether a bid that materially complies with the requirements of the Bid Procedures (as determined by KiOR in the reasonable exercise of its business judgment consistent with its fiduciary duties) is a Qualified Bid, and the time (which shall not be extended past the outside date in the DIP Order other than as permitted by the DIP Order), manner, and place of the Auction; provided, however, that the Bid Procedures may not be otherwise modified except with the express written consent of KiOR, the Stalking Horse Bidder, and the Prepetition Secured Agents; provided, further, however, that in no event may the Bid Procedures be modified (i) to reduce the required cash component of a Qualified Bid or (ii) in a fashion inconsistent with any requirement under the DIP Order. All rights of the Stalking Horse Bidder and any Prepetition Secured Lender in respect of any modification of the Bid Procedures by KiOR are preserved. KiOR may, following consultation with the Prepetition Secured Lenders and the Committee, make such modification to the Auction Procedures as are necessary and not inconsistent with this Order and its obligations under the DIP Order.

h. Contract Cure Procedures. To the extent a Qualified Bidder seeks approval in the Sale Order (defined in the Motion) of assumption and assignment of executory contracts and/or unexpired leases, the following procedures (the “Cure Procedures”) shall apply for notifying counterparties to executory contracts and unexpired leases of potential Cure Amounts (as defined below).11

i.	Within two days (2) days after the Bid Deadline the Debtor will file a notice of potential assumption, assignment and/or transfer of executory contracts and unexpired leases identified by each Qualified Bidder (the “Designated Executory Contracts”), substantially in the form hereto as Exhibit 4 (the “Notice of Assumption and Assignment”), and serve such notice on all non-debtor parties to the Designated Executory Contracts (the “Contract Notice Parties”).

[11]	To the extent a Qualified Bidder, like the Stalking Horse Bidder, seeks assumption and assignment of executory contracts and unexpired leases pursuant to a bankruptcy plan, these procedures will not apply.

ii.	The Notice of Assumption and Assignment shall identify the calculation of the cure amounts, if any, that the Debtor believes must be paid to cure all defaults outstanding under each Designated Executory Contract (the “Cure Amounts”) as of such date. The Notice of Assumption and Assignment shall also contain information regarding how a non-debtor party to a Designated Executory Contract may obtain adequate assurance of future performance information from the applicable Qualified Bidder (the “Adequate Assurance Information”). The Notice of Assumption and Assignment shall provide that a non-debtor party to a Designated Executory Contract may object to the Cure Amount, the Adequate Assurance Information or the assumption and assignment of such contract or lease at the hearing to approve the sale or Sale Hearing or at a later hearing, as determined by the Debtor subject to the Court’s calendar.

4. Each Qualified Bidder participating at the Auction will be required to confirm that it has not engaged in any collusion with respect to the bidding or the Sale. All Qualified Bidders at the Auction shall be deemed to have consented to the core jurisdiction and final adjudicatory power of the Bankruptcy Court and waived any right to a jury trial in connection with any disputes relating to the Auction, and the construction and enforcement of each Qualified Bidder’s contemplated transaction documents, as applicable.

5. The Auction will be conducted openly.

6. Bidding at the Auction will be transcribed or videotaped.

7. The PSA substantially in the form annexed hereto as Exhibit 1 is approved, and KiOR is authorized and directed to assume the PSA.

8. The PSA shall be binding and enforceable against the parties thereto in accordance with its terms. The failure to describe specifically or include any particular provision of the PSA in the Motion or this Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the PSA be assumed by KiOR in its entirety.

9. No unwaived default exists under the PSA and, therefore, KiOR is not required to satisfy the requirements of section 365(b)(1) of the Bankruptcy Code.

10. The PSA shall be solely for the benefit of the parties thereto and no other person or entity shall be a third party beneficiary hereof. No entity shall have any right to seek or enforce specific performance of the PSA, other than the parties thereto.

11. At the closing of any Sale transaction to any Successful Bidder other than the Stalking Horse Bidder, any transaction fee payable to Guggenheim Securities, LLC (“Guggenheim”) as a result of such Sale transaction shall be paid from the proceeds of such Sale transaction (prior to any other use or distribution of such proceeds) and held in escrow pending the allowance of such transaction fee by the Bankruptcy Court; provided, however, that if any Sale transaction closes on account of any credit bid by the Stalking Horse Bidder, then any transaction fee payable to Guggenheim as a result of such Sale transaction shall be paid from any financing or other funds available to KiOR, including the Carve-Out (as defined in the Final DIP Order in this case); provided, further, however, if KiOR has insufficient available funds to pay such transaction fee upon the allowance of such fee by the Bankruptcy Court, then any unpaid portion of any transaction fee shall be paid by the Stalking Horse Bidder upon the allowance of Guggenheim’s fees and expenses by the Bankruptcy Court; provided further, however, that this Paragraph 11 shall apply only to the extent that such transaction fee results from a sale or transaction relating to KiOR (for the avoidance of doubt, any fee resulting from a sale or transaction entered into by KiOR Columbus, LLC that does not include the Purchased Assets shall not be subject to this Paragraph 11).

12. To the extent the automatic stay provisions of section 362 of the Bankruptcy Code would otherwise apply, such provisions are vacated and modified to effectuate all of the terms and provisions of the PSA and this Order, including, without limitation, permitting the Parties to exercise all rights and remedies under the PSA in accordance with its terms, and deliver any notice contemplated thereunder, in each case, without further order of the Court.

13. The Sale Hearing shall be held on             , 2014 at     :       .m. (prevailing Eastern time) before the Honorable [judge], United States Bankruptcy Judge, in the United States Bankruptcy Court for the District of Delaware, 824 North Market Street, Wilmington, Delaware 19801; provided, however, that (i) if there are no Qualified Bidders other than the Stalking Horse Bidder, then (1) no Sale Hearing shall be scheduled or conducted, KiOR and the Stalking Horse Bidder are authorized to move forward with the transactions contemplated by the PSA, the transaction consideration contemplated by the PSA will be determinative of the value of the Purchased Assets and of the value of any equity interests in KiOR, and the Court shall not consider any competing or alternative offers or proposals to purchase the Purchased Assets; and (2) KiOR will file on the docket of the Chapter 11 Case a “Notice of Cancellation Sale Hearing and Intent to Proceed with Chapter 11 Plan,” and (ii) if the Stalking Horse Bidder is the Successful Bidder and there are one or more other Qualified Bids, then (1) the Sale Hearing shall proceed solely for the purpose of confirming the Stalking Horse Bidder as the Successful Bidder and approving the Back-Up Bidder; (2) KiOR and the Stalking Horse Bidder are authorized to move forward with the transactions contemplated by the PSA, the transaction consideration contemplated by the PSA will be determinative of the value of the Purchased Assets and of the value of any equity interests in KiOR, and the Court shall not consider any competing or alternative offers or proposals to purchase the Purchased Assets; and (3) KiOR will file on the docket of the Chapter 11 Case a “Notice of Successful Bid and Intent to Proceed with Chapter 11 Plan.”

14. The Sale Hearing may be adjourned from time to time without further notice other than an announcement by KiOR in the Bankruptcy Court of such adjournment on the date scheduled for the Sale Hearing, provided that no such adjournment shall affect the rights of the Stalking Horse Bidder under the PSA or the DIP Lenders under the DIP Credit Agreement or DIP Order.

15. The form of Sale Notice substantially in the form annexed hereto as Exhibit 2 and the form of Publication Notice substantially in the form annexed hereto as Exhibit 3 are hereby approved. KiOR shall (a) serve within two (2) business days (by first class mail, postage prepaid) after entry of this Order (the “Mailing Deadline”), the Sale Notice upon the Sale Motion Notice Parties (as defined in the Motion) and each of the Debtor’s creditors, and (b) on the Mailing Deadline, or as soon as practicable thereafter, submit for publication the Publication Notice on the website of KiOR’s claims and noticing agent, Epiq Bankruptcy Solutions, at www.epiqsystems.com.

16. Notice as set forth in the preceding paragraph shall constitute good and sufficient notice of the Motion as it relates to KiOR’s request for the scheduling of the Auction and the Sale Hearing, and no other or further notice of the Motion, the Auction, and/or the Sale Hearing shall be necessary or required.

17. Responses or objections, if any, to the Sale shall be filed with this Bankruptcy Court and served, so as to be actually received no later than             , 2014 at 4:00 p.m. (prevailing Eastern time) on: (a) KiOR, Inc., 13001 Bay Park Road, Pasadena, Texas

77507 (Attn: Chief Executive Officer; Attn: General Counsel); (b) co-counsel to KiOR, (i) King & Spalding, LLP, 1100 Louisiana, Suite 4000, Houston, Texas 77002 (Attn: Mark W. Wege), and (ii) Richards, Layton & Finger, P.A., 920 North King Street, Wilmington, Delaware 19801 (Attn: John H. Knight); (c) co-counsel to the Stalking Horse Bidder, Klee, Tuchin, Bogdanoff & Stern LLP, 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067 (Attn: Thomas E. Patterson, Esq.) and Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (Attn: Michael R. Nestor, Esq.); (d) counsel for the Official Committee of Unsecured Creditors, [complete]; and (e) the Office of the United States Trustee for the District of Delaware, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Wilmington, Delaware 19801 (collectively, the “Notice Parties”).

18. KiOR is authorized and empowered to take such steps, incur and pay such costs and expenses, and do such things as may be reasonably necessary to fulfill the notice requirements established by this Order.

19. The stays provided for in Bankruptcy Rules 6004(h) and 6006(d) are waived and this Order shall be effective and enforceable immediately upon its entry.

20. In the event of any inconsistency between the terms and conditions of this order and any order entered by this Court approving KiOR’s entry into the debtor in possession financing facility on an interim or final basis (the “DIP Orders”), the provisions of the DIP Orders shall govern and control.

21. The Court shall retain jurisdiction and power over any matter or dispute arising from or relating to the implementation of this Order.

Dated:	November , 2014
Wilmington, Delaware

UNITED STATES BANKRUPTCY JUDGE

EXHIBIT 1

Plan Support Agreement

EXHIBIT 2

Sale Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re	Chapter 11

KiOR, Inc.,[1]	Case No. 14-[ ]

Debtor.	Re: Docket Nos.

NOTICE OF (I) POTENTIAL SALE OF SUBSTANTIALLY ALL OF THE ASSETS

OF KiOR, INC. FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES, AND

INTERESTS; (II) AUCTION; AND (III) FINAL SALE HEARING RELATED

THERETO

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. On November 9, 2014 (the “Petition Date”), KiOR, Inc. (“KiOR”) filed a voluntary petition under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On the Petition Date, KiOR filed with the Bankruptcy Court a motion [Docket No.     ] (the “Sale Motion”) seeking, among other things, (a) authority to sell substantially all of the assets (the “Purchased Assets”) of KiOR free and clear of all liens, claims, encumbrances, and interests (the “Sale”); (b) approval of certain procedures (the “Bid Procedures”) for the solicitation of bids with respect to the Sale (the “Bid Procedures Relief”); (c) scheduling of a final hearing with the Bankruptcy Court for approval of the Sale (the “Sale Hearing”); and (d) approval of the PSA (as defined below) and authorization for KiOR to assume the PSA and perform thereunder.

2. KiOR, KFT Trust, Vinod Khosla, Trustee (“KFT Trust”), Khosla Ventures III LP (“Khosla Ventures III”), VNK Management LLC (“VNK Management”), and Pasadena Investments, LLC (collectively with the KFT Trust, Khosla Ventures III, and each of their respective subsidiaries and any successors or assigns, or other entity(ies) designated to effect the transactions contemplated by the PSA (as defined below), the “Stalking Horse Bidder”), have entered into that certain Plan Support Agreement (including all exhibits, schedules and ancillary agreements related thereto, and as may be amended, supplemented, and/or modified from time to time, the “PSA”), which contemplates the Stalking Horse Bidder’s acquisition of a controlling equity interest in KiOR pursuant to a debt-for-equity exchange effectuated through a chapter 11 plan of reorganization, subject to higher and better offers made pursuant to the Bid Procedures.

[1]	The Debtor and the last four digits of its taxpayer identification number are: KiOR, Inc. (2233). The Debtor’s mailing address is 13001 Bay Park Road, Pasadena, Texas 77507.

3. A hearing on the Bid Procedures Relief was held before the Bankruptcy Court on November     , 2014, and thereafter the Bankruptcy Court entered an order, among other things, approving the Bid Procedures Relief [Docket No. —] (the “Bid Procedures Order”). The Bid Procedures Order establishes the Bid Procedures that govern the manner in which the Purchased Assets are to be sold. All bids must comply with the Bid Procedures and be submitted so as to be received not later than 4:00 p.m. (prevailing Eastern time) on December 15, 2014.

4. Pursuant to the Bid Procedures, each Qualified Bidder (as defined in the Bid Procedures) shall be invited to participate in an auction (the “Auction”) at the office of KiOR’s counsel, King & Spalding, LLP, 1100 Louisiana, Suite 4000, Houston, Texas 77002, which Auction must be attended in person and which shall commence at 10:00 a.m. (prevailing Eastern time) on December 17, 2014. Any party interested in submitting a competing bid should contact KiOR’s counsel, King & Spalding, LLP, Attn: Mark W. Wege, 1100 Louisiana, Suite 4000, Houston, Texas 77002.

5. The Sale Hearing currently is scheduled to be conducted on December [    ], 2014 at     :       .m. (prevailing Eastern time) at the United States Bankruptcy Court for the District of Delaware, 844 King Street, Wilmington, Delaware 19801, before the Honorable [judge], United States Bankruptcy Judge, to consider the approval of the Agreement or any higher and better offer by a Qualified Bidder (the “Successful Bidder”). If the Stalking Horse Bidder is the Successful Bidder and there are no other Qualified Bids at the Auction, then no Sale Hearing shall be held and KiOR and the Stalking Horse Bidder are authorized to proceed with the transactions contemplated by the PSA. If the Stalking Horse Bidder is the Successful Bidder and there are one or more other Qualified Bids, then the Sale Hearing shall proceed for the sole purpose of confirming the Stalking Horse Bidder as the Successful Bidder and approving the Back-Up Bid, and KiOR and the Stalking Horse Bidder are authorized to proceed with the transactions contemplated by the PSA. The Sale Hearing may be adjourned or rescheduled from time to time without further notice other than an announcement by KiOR in the Bankruptcy Court of such adjournment on the date scheduled for the Sale Hearing.

6. A copy of the Bid Procedures Order, the PSA (attached to the Bid Procedures Order as Exhibit 1), and the Sale Motion may be obtained by (a) sending a written request to counsel to KiOR, (i) King & Spalding, LLP, Attn: Mark W. Wege, 1100 Louisiana, Suite 4000, Houston, Texas 77002, or (ii) Richards, Layton & Finger, P.A., Attn: John H. Knight, 920 North King Street, Wilmington, Delaware 19801, or (b) accessing the website of KiOR’s claims and noticing agent, Epiq Bankruptcy Solutions, at www.epiqsystems.com.

7. OBJECTIONS TO ANY RELIEF REQUESTED IN THE SALE MOTION, INCLUDING KiOR’s REQUEST TO APPROVE THE SALE OF THE PURCHASED ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES, AND INTERESTS TO THE SUCCESSFUL BIDDER (EACH, AN “OBJECTION”), MUST BE MADE IN WRITING, FILED, AND SERVED SO AS TO BE ACTUALLY RECEIVED BY 4:00 P.M. (PREVAILING EASTERN TIME) ON December [    ], 2014 (THE “OBJECTION DEADLINE”).

8. ANY OBJECTION MUST BE SERVED IN ACCORDANCE WITH THE PRECEDING PARAGRAPH ON EACH OF THE FOLLOWING PARTIES: (a) KiOR,

Inc., 13001 Bay Park Road, Pasadena, Texas 77507 (Attn: Chief Executive Officer; Attn: General Counsel); (b) co-counsel to KiOR, (i) King & Spalding, LLP, 1100 Louisiana, Suite 4000, Houston, Texas 77002 (Attn: Mark W. Wege), and (ii) Richards, Layton & Finger, P.A., 920 North King Street, Wilmington, Delaware 19801 (Attn: John H. Knight); (c) co-counsel to the Stalking Horse Bidder, Klee, Tuchin, Bogdanoff & Stern LLP, 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067 (Attn: Thomas E. Patterson, Esq.) and Young Conaway Stargatt & Taylor, LLP, Rodney Square, 1000 North King Street, Wilmington, Delaware 19801 (Attn: Michael R. Nestor, Esq.); (d) counsel for the Official Committee of Unsecured Creditors, [complete]; and (e) the Office of the United States Trustee for the District of Delaware, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Wilmington, Delaware 19801.

9. The failure of any person or entity to file an Objection on or before the Objection Deadline shall be deemed a consent to the Sale of the Purchased Assets to the Successful Bidder and the other relief requested in the Sale Motion, and be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Bid Procedures Relief, the Sale Motion, the Auction, the sale of the Purchased Assets, KiOR’s consummation and performance of the PSA or other agreement with a different Successful Bidder (including in any such case, without limitation, the transfer of the Purchased Assets free and clear of all liens, claims, encumbrances and interests).

10. This Notice is subject to the full terms and conditions of the Sale Motion, the Bid Procedures Order, and the Bid Procedures, which shall control in the event of any conflict. KiOR encourages parties in interest to review such documents in their entirety and consult an attorney if they have questions or want advice.

Date:	November [ ], 2014
	Wilmington, Delaware		John H. Knight (No. 3848)
Michael J. Merchant (No. 3854)
Amanda R. Steele (No. 5530)
RICHARDS, LAYTON & FINGER, P.A.
920 N. King Street
Wilmington, Delaware 19801
Telephone: 302-651-7700
Facsimile: 302-651-7701
		Email:	knight@rlf.com
merchant@rlf.com
steele@rlf.com

-and-

Mark W. Wege (Texas Bar No. 21074225)
Edward L. Ripley (Texas Bar No. 16935950)
Eric M. English (Texas Bar No. 24062714)
KING & SPALDING, LLP
1100 Louisiana, Suite 4000

Houston, Texas 77002
Telephone: 713-751-3200
Facsimile: 713-751-3290
Email:	MWege@kslaw.com
ERipley@kslaw.com
EEnglish@kslaw.com

Proposed Attorneys For Debtor and Debtor in Possession

EXHIBIT 3

Publication Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re	Chapter 11

KiOR, Inc.,[13]	Case No. 14-[ ]

Debtor.	Re: Docket Nos.

NOTICE OF (I) POTENTIAL SALE OF SUBSTANTIALLY ALL OF THE ASSETS

OF KiOR, INC. FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES, AND

INTERESTS; (II) AUCTION; AND (III) FINAL SALE HEARING RELATED

THERETO

TO ALL INTERESTED PARTIES:

PLEASE TAKE NOTICE that on November 9, 2014 (the “Petition Date”), KiOR, Inc. (“KiOR”) filed a voluntary petition under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On the Petition Date, KiOR filed a motion with the Bankruptcy Court [Docket No.     ] (the “Sale Motion”) seeking, among other things, (a) authority to sell substantially all of the assets of KiOR free and clear of all liens, claims, encumbrances, and interests (the “Sale”); (b) approval of certain procedures (the “Bid Procedures”) for the solicitation of bids with respect to the Sale (the “Bid Procedures Relief”); (c) scheduling of a final hearing with the Bankruptcy Court for approval of the Sale (the “Sale Hearing”); and (d) approval of the PSA (as defined below) and authorization for KiOR to assume the PSA and perform thereunder.

PLEASE TAKE FURTHER NOTICE that KiOR, KFT Trust, Vinod Khosla, Trustee (“KFT Trust”), Khosla Ventures III LP (“Khosla Ventures III”), VNK Management LLC (“VNK Management”), and Pasadena Investments, LLC (collectively with the KFT Trust, Khosla Ventures III, and each of their respective subsidiaries and any successors or assigns, or other entity(ies) designated to effect the transactions contemplated by the PSA (as defined below), the “Stalking Horse Bidder”), have entered into that certain Plan Support Agreement (including all exhibits, schedules and ancillary agreements related thereto, and as may be amended, supplemented, and/or modified from time to time, the “PSA”), which contemplates the Stalking Horse Bidder’s acquisition of a controlling equity interest in KiOR pursuant to a debt-for-equity exchange effectuated through a chapter 11 plan of reorganization, subject to higher and better offers made pursuant to the Bid Procedures.

[13]	The Debtor and the last four digits of its taxpayer identification number are: KiOR, Inc. (2233) The Debtor’s mailing address is 13001 Bay Park Road, Pasadena, Texas 77507.

PLEASE TAKE FURTHER NOTICE that a hearing on the Bid Procedures Relief was held before the Bankruptcy Court on November     , 2014, and thereafter the Bankruptcy Court entered an order, among other things, approving the Bid Procedures Relief [Docket No. —] (the “Bid Procedures Order”). The Bid Procedures Order establishes the Bid Procedures that govern the manner in which the Purchased Assets are to be sold.

PLEASE TAKE FURTHER NOTICE that all bids must comply with the Bid Procedures and be submitted so as to be received not later than 4:00 p.m. (prevailing Eastern time) on December 15, 2014. Any party interested in submitting a competing bid should contact KiOR’s counsel, King & Spalding, LLP, Attn: Mark W. Wege, 1100 Louisiana, Suite 4000, Houston, Texas 77002.

PLEASE TAKE FURTHER NOTICE that pursuant to the Bid Procedures, each Qualified Bidder (as defined in the Bid Procedures) shall be invited to participate in an auction (the “Auction”) at the office of KiOR’s counsel, King & Spalding, LLP, 1100 Louisiana, Suite 4000, Houston, Texas 77002, which Auction must be attended in person and which shall commence at 10:00 a.m. (prevailing Eastern time) on December 17, 2014.

PLEASE TAKE FURTHER NOTICE that the Sale Hearing currently is scheduled to be conducted on December [    ], 2014 at     :       .m. (prevailing Eastern time) at the United States Bankruptcy Court for the District of Delaware, 844 King Street, Wilmington, Delaware 19801, before the Honorable [judge], United States Bankruptcy Judge, to consider the approval of the Agreement or any higher and better offer by a Qualified Bidder (the “Successful Bidder”). If the Stalking Horse Bidder is the Successful Bidder and there are no other Qualified Bids at the Auction, then no Sale Hearing shall be held and KiOR and the Stalking Horse Bidder are authorized to proceed with the transactions contemplated by the PSA. If the Stalking Horse Bidder is the Successful Bidder and there are one or more other Qualified Bids, then the Sale Hearing shall proceed for the sole purpose of confirming the Stalking Horse Bidder as the Successful Bidder and approving the Back-Up Bid, and KiOR and the Stalking Horse Bidder are authorized to proceed with the transactions contemplated by the PSA. The Sale Hearing may be adjourned or rescheduled from time to time without further notice other than an announcement by KiOR in the Bankruptcy Court of such adjournment on the date scheduled for the Sale Hearing.

PLEASE TAKE FURTHER NOTICE that objections to any relief requested in the Sale Motion must be made in writing, filed with the Bankruptcy Court and served in accordance with the terms and conditions established by the Bid Procedures Order so as to be actually received by 4:00 p.m. (prevailing Eastern time) on December [    ], 2014.

IF YOU FAIL TO RESPOND IN ACCORDANCE WITH THIS NOTICE, THE BANKRUPTCY COURT MAY GRANT THE RELIEF REQUESTED IN THE SALE MOTION WITHOUT FURTHER NOTICE TO YOU OR THE OPPORTUNITY TO OBJECT.

PLEASE TAKE FURTHER NOTICE that a copy of the PSA, the Bid Procedures Order and the Sale Motion may be obtained by (a) sending a written request to counsel to KiOR, (i) King & Spalding, LLP, Attn: Mark W. Wege, 1100 Louisiana, Suite 4000, Houston, Texas

2

77002, or (ii) Richards, Layton & Finger, P.A., Attn: John H. Knight, 920 North King Street, Wilmington, Delaware 19801, or (b) accessing the website of KiOR’s claims and noticing agent, Epiq Bankruptcy Solutions, at www.epiqsystems.com.

PLEASE TAKE FURTHER NOTICE that this Notice is subject to the full terms and conditions of the Sale Motion, the Bid Procedures Order and the Bid Procedures, which shall control in the event of any conflict. KiOR encourages parties in interest to review such documents in their entirety and consult an attorney if they have questions or want advice.

Date:	November [ ], 2014
	Wilmington, Delaware		John H. Knight (No. 3848)
Michael J. Merchant (No. 3854)
Amanda R. Steele (No. 5530)
RICHARDS, LAYTON & FINGER, P.A.
920 N. King Street
Wilmington, Delaware 19801
Telephone: 302-651-7700
Facsimile: 302-651-7701
		Email:	knight@rlf.com
merchant@rlf.com
steele@rlf.com

-and-

Mark W. Wege (Texas Bar No. 21074225)
Edward L. Ripley (Texas Bar No. 16935950)
Eric M. English (Texas Bar No. 24062714)
KING & SPALDING, LLP
1100 Louisiana, Suite 4000
Houston, Texas 77002
Telephone: 713-751-3200
Facsimile: 713-751-3290
		Email:	MWege@kslaw.com
ERipley@kslaw.com
EEnglish@kslaw.com

Proposed Attorneys For Debtor and Debtor in Possession

3

EXHIBIT 4

Notice Of Assumption And Assignment

4

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re	Chapter 11

KiOR, Inc.,[14]	Case No. 14-[ ]

Debtor.	Re: Docket Nos.

NOTICE OF POTENTIAL ASSUMPTION AND ASSIGNMENT OF DESIGNATED

EXECUTORY CONTRACTS

PLEASE TAKE NOTICE OF THE FOLLOWING:

On November 9, 2014 (the “Petition Date”), KiOR, Inc. (“KiOR” or the “Debtor”) filed a voluntary petition under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On the Petition Date, the Debtor filed with the Bankruptcy Court a motion [Docket No.     ] (the “Sale Motion”) seeking, among other things, (a) authority to sell substantially all of the assets (the “Purchased Assets”) of the Debtor free and clear of all liens, claims, encumbrances, and interests (the “Sale”); (b) approval of certain procedures (the “Bid Procedures”) for the solicitation of bids with respect to the Sale (the “Bid Procedures Relief”); (c) scheduling of a final hearing with the Bankruptcy Court for approval of the Sale (the “Sale Hearing”); and (d) approval of the Plan Support Agreement (the “PSA”) and authorization for the Debtor to assume the PSA and perform thereunder.

On November [    ], 2014, a hearing on the Bid Procedures Relief was held before the Bankruptcy Court, and thereafter the Bankruptcy Court entered an order, among other things, approving the Bid Procedures Relief [Docket No. —] (the “Bid Procedures Order”).

Pursuant to the Bid Procedures Order, the Debtor hereby provides notice that the following contracts are “Designated Executory Contracts” under the Bid Procedures Order, which means that they have identified for assumption, assignment and/or transfer of in connection with the proposed sale of substantially all of the Debtor’s assets.

Any non-Debtor party to a Designated Executory Contract listed on this Notice of Potential Assumption and Assignment may object to (i) its scheduled Cure Amount, (ii) adequate assurance of future performance; and/or (iii) the assumption, assignment and/or transfer of such Designated Executory Contract.

[14]	The Debtor and the last four digits of its taxpayer identification number are: KiOR, Inc. (2233) The Debtor’s mailing address is 13001 Bay Park Road, Pasadena, Texas 77507.

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Any non-Debtor party to a Designated Executory Contract listed on this Notice of Potential Assumption and Assignment may seek information regarding the adequate assurance of future performance from the Purchaser by [            ].

Designated Executory Contracts

[insert chart]

Date:
	Wilmington, Delaware		John H. Knight (No. 3848)
Michael J. Merchant (No. 3854)
Amanda R. Steele (No. 5530)
RICHARDS, LAYTON & FINGER, P.A.
920 N. King Street
Wilmington, Delaware 19801
Telephone: 302-651-7700
Facsimile: 302-651-7701
		Email:	knight@rlf.com
merchant@rlf.com
steele@rlf.com

-and-

Mark W. Wege (Texas Bar No. 21074225)
Edward L. Ripley (Texas Bar No. 16935950)
Eric M. English (Texas Bar No. 24062714)
KING & SPALDING, LLP
1100 Louisiana, Suite 4000
Houston, Texas 77002
Telephone: 713-751-3200
Facsimile: 713-751-3290
		Email:	MWege@kslaw.com
ERipley@kslaw.com
EEnglish@kslaw.com

Proposed Attorneys For Debtor and Debtor in Possession

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